                                                                             Exhibit No. 10.163

US$50,000,000 amortising term loan facility
Dated 30 March 2011
Koidu Holdings S.A.
(as Borrower)

BSG Resources Limited
(as Guarantor)

Laurelton Diamonds, Inc.
(as Original Lender)

THIS AGREEMENT IS ENTERED INTO WITH THE BENEFIT OF AND SUBJECT TO THE TERMS OF AN INTERCREDITOR AGREEMENT (IF ANY)

Contents

Section 1 - Interpretation
1           Definitions and construction
Section 2 - The Facility
2           The Facility
3           Purpose
4           Conditions of utilisation
Section 3 – Utilisation
5           Utilisation
Section 4 - Repayment, prepayment and cancellation
6           Repayment
7           Prepayment and cancellation
Section 5 - Costs of utilization
8           Interest
9           Interest Periods
Section 6 - Additional payment obligations
10           Tax gross-up and indemnities
11           Other indemnities
12           Mitigation by the Lender
13           Costs and expenses
Section 7 - Guarantee
14           Guarantee and indemnity
Section 8 - Representations, warranties, undertakings and Events of Default
15           Representations and warranties
16           Information undertakings
17           Positive undertakings
18           Negative undertakings
19           Events of Default
20           Further Assurance
Section 9 - Changes to Parties
21           Changes to the Lender
22           Changes to the Obligors
Section 10 - Administration
23           Payment mechanics
24           Set-off
25           Notices
26           Calculations and certificates
27           Partial invalidity
28           Remedies and waivers
29           Amendments and waivers
30           Confidentiality
31           Counterparts
Section 11 - Governing law and enforcement
32           Governing law
33           Arbitration

Schedule 1 - Conditions precedent
Schedule 2 - Requests
Schedule 3 - Timetables

Schedule 4 - Form of Transfer Certificate
Execution Pages
1 1 15 15 16 16 17 17 19 19 19 23 23 24 25 25 26 27 28 29 29 35 35 41 43 46 51 56 57 57 57 59 59 60 60 62 63 63 63 64 66 67 67 67 69 72 73 72 75

Facility agreement

Dated                                                                                     2011

Between

(1)
Koidu Holdings S.A., a company incorporated in British Virgin Islands with registered number 552189 and which is registered to carry on business in Sierra Leone under registration number C.F.(F)8/2003 (the Borrower);

(2)	BSG Resources Limited, a company incorporated in Guernsey with registered number 46565 (the Guarantor); and

(3)	Laurelton Diamonds, Inc., a company incorporated under the laws of the State of Delaware with registered number 01-0715717 (the Original Lender).

It is agreed:

Section 1  - Interpretation

1	Definitions and construction

1.1	Definitions

In this Agreement:

Act means the Companies Act 2006.

Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

Auditors means (a) in relation to the Guarantor, Ernst & Young and (b) in relation to the Borrower, KPMG.

Authorisation means an authorisation, consent, permission, approval, resolution, licence, exemption, filing, notarisation or registration.

Availability Period means the period from the date of this Agreement to and including the earlier of (a) the First Repayment Date and (b) the day on which the Available Facility is zero.

Available Commitment means the Lender's Commitment minus:

(a)	the amount of its participation in any outstanding Loans; and

(b)	in relation to any proposed Utilisation, the amount of its participation in any Loans that are due to be made on or before the proposed Utilisation Date.

Available Facility means the aggregate for the time being of the Lender's Available Commitment.

Bankable Feasibility Study means the feasibility study (incorporating the financial model for the Koidu Project) for the Koidu Kimberlite Mine entitled "Expansion Project Feasibility Study for Koidu Project, Sierra Leone", prepared by SRK Consulting Engineers and Scientists dated October 2010 and delivered to the Original Lender prior to the date of this Agreement.

Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York City, Antwerp and Tortola.

Certified Copy means a copy of an original document which is certified by a director or an authorised signatory of the relevant Obligor as being a copy of that document.

Commitment means:

(a)	in relation to the Original Lender, US$50,000,000; and

(b)	in relation to any other Lender, the principal amount of any Commitment transferred to it under this Agreement,

to the extent not increased in accordance with Clause 2.1.2 (Facility Increase) or cancelled, reduced or transferred by it under this Agreement.

Confidential Information means all information relating to any Obligor, the Group, GDT, the Finance Documents, the Facility, the Offtake Agreement, the SCB Facility, the ECIC Facility or the Koidu Project in respect of which the Lender becomes aware in its capacity as, or for the purpose of becoming, the Lender or which is received by the Lender in relation to, or for the purpose of becoming the Lender under, the Finance Documents or the Facility from any member of the Group, GDT or any of its advisers in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by the Lender of Clause 30 (Confidentiality); or

(ii)	is identified in writing at the time of delivery as non-confidential by any member of the Group, GDT or any of its advisers; or

(iii)
is known by the Lender before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by the Lender after that date, from a source which is, as far as the Lender is aware, unconnected with the Group or GDT and which, in either case, as far as the Lender is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

Confidentiality Undertaking means a confidentiality undertaking substantially in a form recommended by the LMA or in any other form agreed by the Borrower.

Construction Report means a report prepared by the Borrower relating to the progress of the construction works for the Koidu Kimberlite Mine and other related matters, delivered to the Lender in accordance with Clause 16.4(e) (Information: Miscellaneous).

Control and Controlled means one person being Controlled by another person, which means that first person (whether directly or indirectly and whether by the ownership of share capital, the possession of voting power, contract or otherwise) has the power to appoint and/or remove the majority of the board of directors of the other person.

Cooperation Agreement means the letter agreement dated on or about the date of this Agreement between Standard Chartered Bank and the Lender.

Default means an Event of Default or any event or circumstance specified in Clause 19.1 (Events of Default) which would (with the expiry of a grace period or the giving of notice or the making of any determination provided for in Clause 19.1 (Events of Default) or any combination of any of the foregoing) be an Event of Default.

Delegate means any delegate, agent, attorney, co-trustee, custodian or nominee appointed by the Lender, and includes any sub-delegate.

Diamonds means rough uncut (other than any processes or treatments applied to such diamonds undertaken for grading or similar purposes) diamonds.

Disruption Event means either or both of:

(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)           from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

ECIC Facility means a facility agreement of up to US$135,000,000 to be entered into after the date of this Agreement between, among others, the Borrower (in its capacity as borrower) and Standard Chartered Bank for the development and operation of the Koidu Kimberlite Mine, which shall be covered by a policy issued by the Export Credit Insurance Corporation of South Africa Limited.

Environment means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a)	air (including, without limitation, air within natural or man-made structures, whether above or below ground);

(b)	water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)	land (including, without limitation, land under water).

Environmental Claim means any claim, proceeding, formal notice or investigation by any person having relevant jurisdiction in respect of any Environmental Law.

Environmental Law means any applicable law or regulation which relates to:

(a)           the pollution or protection of the Environment;

(b)           the conditions of the workplace; or

(c)
the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste.

Environmental Permit means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of the Borrower conducted on or from the properties owned or used by the Borrower.

Equator Principles mean the framework principles entitled the Equator Principles adopted by the World Bank/International Finance Corporation and various other financial institutions in determining, assessing and managing environmental and social risk in project financing as updated by such institutions from time to time.

Event of Default means any event or circumstance specified as such in Clause 19 (Events of Default).

Facility means the term loan facility described in Clause 2 (The Facility).

Facility Office means the office or offices notified by the Lender to the Borrower in writing on or before the date it becomes the Lender (or, following that date, by not less than 5 Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

Final Maturity Date means the sixth anniversary of the date of this Agreement.

Finance Document means this Agreement, the Transaction Security Documents, the Intercreditor Agreement (if any) and any other document designated as such by the Lender and the Borrower.

Financial Indebtedness means (without double counting) any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with IFRS, be treated as a finance or capital lease;

(e)	receivables sold or discounted (but only to the extent of any recourse);

(f)
any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value as at the relevant date on which Financial Indebtedness is calculated (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

(g)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(h)
the supply of any assets or services which is more than 60 days past the expiry of the required payment period customarily allowed by the relevant supplier to the relevant member of the Group after the original due date (other than where such payment obligation is the subject of a bona fide dispute as to payment between the relevant member of the Group and the relevant supplier);

(i)	any amount of any liability under an advance or deferred purchase agreement if such agreement was primarily entered into to raise finance;

(j)	any shares which are expressed to be redeemable (other than solely at the option of the issuer) before the Final Maturity Date;

(k)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(l)	the amount of any liability in respect of any guarantee or indemnity for any of the liabilities of a third party in respect of items referred to in paragraphs (a) to (k) above.

Financial Year means the annual accounting period for each Obligor ending on 31 December each year.

First Repayment Date means the date falling on the second anniversary of the date of this Agreement.

GDT means Global Diamond Trading Ltd, a company incorporated in the British Virgin Islands with registered number 1405505.

GDTL Facility means the loan agreement for an amount of up to US$25,000,000 dated 9 November 2010 between GDT as lender and the Borrower as borrower.

GDT Marketing Agreement means the exclusive sale and marketing agreement dated 7 March 2008 between GDT and the Borrower.

Group means the Obligors and BSGR Diamonds Ltd and Group Company means any one of them.

Guaranteed Political Risk means any of the following events:

(a)	nationalisation of the Koidu Kimberlite Mine; or

(b)	Political Violence in Sierra Leone.

.

Guarantor's Agent means the Borrower, appointed to act on behalf of the Guarantor in relation to the Finance Documents pursuant to Clause 2.2 (Guarantor's Agent).

Holding Company means, in relation to a company or corporation, any other company or corporation in respect of which the first company is a Subsidiary.

IFRS means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

Intercreditor Agreement means the intercreditor agreement (if any) to be entered into upon entry into of the ECIC Facility between, among others, the Lender, Standard Chartered Bank and the Borrower as amended, supplemented, amended and restated or replaced from time to time.

Interest Period means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

Israeli Security Documents means such agreements, documents and instruments as the Lender may reasonably require in order to (i) create a fixed charge over the "Final Recovery Diamonds" as defined in the Cooperation Agreement while they are located in the State of Israel and (ii) ensure that Penford is bound to recognize and give effect to Laurelton’s prior rights to the "Final Recovery Diamonds" as defined in the Cooperation Agreement.

Kimberley Process Certification Scheme means the process of certifying the origin of rough diamonds from sources free of conflict fuelled by diamond production in accordance with United Nations General Assembly Resolution 55/56.

Koidu Kimberlite Mine means the mine, all producing, handling, storage, milling and other processing buildings and infrastructure and the surface and sub-surface area and all other land relating to the mine required to exploit the Mineral Rights, complete and conduct the Mining Operations and otherwise develop the mine, in each case as more particularly described in the Bankable Feasibility Study.

Koidu Project means the (a) design, development, expansion, engineering, construction, equipment, testing, commissioning, management, operation, maintenance and repair of the Koidu Kimberlite Mine and (b) implementation of the Mining Operations, substantially in accordance with the Bankable Feasibility Study.

Legal Opinion means any legal opinion delivered to the Lender under Clause 4 (Conditions of utilisation) and Clause 17.11 (Condition Subsequent).

Legal Reservations means:

(a)
the principle that equitable remedies may be granted or refused at the discretion of a court (and the principle that equitable remedies are not generally available in the courts of the Island of Guernsey), the principles of reasonableness, good faith and fairness, the principle of forum non conveniens, the limitations imposed by laws relating to penalties, bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration, other laws generally affecting the rights of creditors or (as the case may be) secured creditors, the limitations on enforcement of judgments under the principles relating to reciprocal enforcement of judgment legislation, customary law and policy in any Relevant Jurisdiction, the principle that enforcement may be prevented by reason of fraud, misrepresentation or mistake or limited by the doctrine of frustration of contracts and any other laws of public policy;

(b)
the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of stamp duty may be void and defences of set-off or counterclaim;

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction and any jurisdiction where the relevant company conducts its business;

(d)	the provisions of the Foreign Judgments (Reciprocal Enforcement) Act, chapter 21 of the Laws of Sierra Leone; and

(e)	any other general principles of law which are set out as qualifications or reservations to any of the Legal Opinions.

Lender means:

(a)           the Original Lender; and

(b)	any person which has become a Party in accordance with Clause 21 (Changes to the Lender)

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

LIBOR means, in relation to any Loan:

(a)           the applicable Screen Rate; or

(b)	(if no Screen Rate is available for dollars for the Interest Period of that Loan) the London interbank offered rate quoted in the London Financial Times; or

(c)
(if no (i) Screen Rate and (ii) London interbank offered rate quoted in the London Financial Times, is available for dollars for the Interest Period of that Loan) the rate set forth in the H.15(519) statistical release published by the US Federal Reserve System Board of Governors (or its successors) under the caption "CDs (secondary market)", as of the Specified Time on the Quotation Day for dollars and for a period comparable to the Interest Period of that Loan; provided that if the Lender is unable to determine LIBOR in accordance with the foregoing, LIBOR shall mean the Lender's cost of borrowing for a period of six (6) months prevailing as at the first day of each Interest Period (for so long as the Lender is unable to determine LIBOR in accordance with the foregoing).

Limitation Acts means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

LMA means the Loan Market Association.

Loan means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

Material Adverse Effect means a material adverse effect on:

(a)           the business, operations or financial condition of the Group taken as a whole;

(b)	the ability of the Borrower to perform its payment and other material obligations under the Finance Documents;

(c)	the ability of the Guarantor to perform its payment obligations under Clause 12 (Guarantee and indemnity);

(d)	the validity or enforceability of the Finance Documents or the rights and remedies of the Lender under any of the Finance Documents in each case taken as a whole; or

(e)	the Koidu Project or its implementation or operation as a whole.

For the purpose of this definition, paragraph (c) shall only apply to the use of the term Material Adverse Effect in Clauses 15.3 (Non-conflict with other obligations), 15.5 (Authorisations, validity and admissibility in evidence), 15.7 (Insolvency), 17.1 (Authorisations), 19.6 (Insolvency proceedings), 19.12 (Rescission of Finance Documents) and 19.17 (Material adverse change).

Mineral Right has the meaning given in the Sierra Leone Mines and Minerals Act of 2009 which is a right to explore for or to mine mineral by holding a valid reconnaissance licence, exploration licence, artisanal mining licence, small scale mining licence, or large-scale mining licence as the context requires.

Mining Lease means the Mining Lease number ML6/95 dated 22 July 1995 registered as 10/95 at page 62 in volume 6 of the Record Book of Mining Leases between the Republic of Sierra Leone and Branch Energy Limited and contained in the Koidu Kimberlite Project Mining Lease Agreement (Ratification) Decree relating to the mining and commercial exploitation of the Koidu Kimberlites which said Decree was adopted as an Act of the Sierra Leone Parliament by the National Provisional Ruling Council Decrees (Repeal and Modification) Act No.3 of 1996 which said Mining Lease Agreement was transferred to Koidu Holdings S.A. by virtue of a Transfer of Mining Lease dated 20 October 2003 registered as 19/2003 at page 61 in volume 7 of the Record Books of Mining Leases between Branch Energy Limited and Koidu Holdings S.A, as amended by the Mining Lease Agreement dated 6 September 2010.

Mining Lease Agreement means the mining lease agreement dated 6 September 2010 between the Government of Sierra Leone and the Borrower, relating to the Koidu Kimberlite Mine, which was ratified by the Sierra Leone Parliament on 18 November 2010.

Mining Operations means any and all operations relating to the Koidu Kimberlite Mine, including mining, extraction, recovery, producing, handling, milling and other processing, storage, transportation and sale of Diamonds and any other by-product minerals, including as further defined in the Mining Lease Agreement.

Month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)
(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one or, if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules (a) to (c) will only apply to the last Month of any period.

New Lender is defined in Clause 21.1 (Assignments and transfers by the Lender).

Obligor means the Borrower or, prior to the date upon which the Guarantor ceases to have any obligations under Clause 12 (Guarantee and indemnity) of this Agreement, the Guarantor.

Offtake Agreement means the offtake agreement dated on or about the date of this Agreement between the Borrower, the Original Lender as purchaser and the Borrower's marketing affiliate, GDT, whereby GDT agrees to sell and the Original Lender commits to buy a portion of the Diamonds produced by the Borrower from the Koidu Kimberlite Mine.

Original Financial Statements means:

(a)	the audited consolidated financial statements of the Guarantor together with the relevant directors' report and auditors' reports for its Financial Year ended 31 December 2009; and

(b)	the audited financial statements of the Borrower for its Financial Year ended 31 December 2009.

Overseas Obligor means each of the Borrower and GDT to the extent it is an overseas company within the meaning of section 1044 of the Act.

Party means a party to this Agreement.

Perfection Requirements means the making or procuring of the appropriate registrations, filings, endorsements, notarisations, stampings and/or notifications of the Transaction Security Documents or the Transaction Security created thereunder in order to perfect the Transaction Security, including such requirements as are described in any Legal Opinions delivered to the Lender and registration of particulars of any Transaction Security Document to which the Borrower or GDT are party at the British Virgin Islands Registry of Corporate Affairs in order to ensure the preservation of the priority of the secured interests created by that Transaction Security Document.

Permitted Financial Indebtedness means any financial indebtedness falling into one of the categories within paragraphs (a) to (o) of Clause 18.1 (Financial Indebtedness).

Political Risk means:

(a)	an act or series of acts attributable to a governing authority which is in de facto control of the part of the country in which the Koidu Project is located, which:

(i)	prevents the Borrower from making a scheduled payment (or part thereof) under this Agreement; or

(ii)	causes a Default on a scheduled payment (or part thereof) under this Agreement by depriving the Borrower of its ability to control or dispose of its property or operate the Koidu Project; or

(iii)
is a substantial factor in causing a Default on a scheduled payment (or part thereof) under this Agreement, or deprives the Lender of its fundamental rights as creditor, including its rights under the Transaction Security Documents; or

(iv)
prevents the Lender or the Borrower from converting local currency constituting a scheduled payment (or part thereof) under this Agreement into US Dollars or from transferring to the US amounts received in US Dollars as a scheduled payment (or part thereof) under this Agreement; or

(b)
a violent act undertaken with the primary intent of achieving a political objective, such as declared or undeclared war, hostile action by national or international armed forces, civil war, revolution, insurrection, civil strife, riots, terrorism or sabotage.

Political Violence means a violent act undertaken with the primary intent of achieving a political objective, such as declared or undeclared war, hostile action by national or international armed forces, civil war, revolution, terrorism or sabotage but excluding acts undertaken primarily to achieve labour or student objectives.

PRI Deadline means the date falling six months after the date of this Agreement.

Quasi-Security means any transaction described in Clause 18.4.3 (Negative pledge).

Quotation Day means, in relation to any period for which an interest rate is to be determined, 2 Business Days before the first day of that period unless market practice differs in the London interbank market for US Dollars in which case the Quotation Day for US Dollars will be determined by the Lender in accordance with market practice in the London interbank market (and if quotations would normally be given by leading banks in the London interbank market on more than one day, the Quotation Day will be the last of those days).

Receiver means a receiver or receiver and manager or administrative receiver of the whole or any part of the Secured Property.

Relevant Interbank Market means the London interbank market.

Relevant Jurisdiction means, in relation to a Group Company or GDT, the jurisdiction of incorporation of the Group Company or GDT and, when used in the context of Transaction Security, the jurisdiction whose laws govern the perfection of the relevant Transaction Security Document.

Repayment Date has the meaning given to it in Clause 6.1 (Repayment of Loans).

Repayment Instalment has the meaning given to it in Clause 6.1 (Repayment of Loans).

Repeating Representations means each of the representations and warranties set out in Clauses 15.1 (Status) to 15.5 (Authorisations, validity and admissibility in evidence).

Representative means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

SCB Facility means the facility agreement for up to US$85,000,000 dated 28 January 2011 and made between BSGR Diamonds Ltd as original borrower, BSG Resources Limited as original guarantor and Standard Chartered Bank as mandated lead arranger, original lender, agent, security agent and original hedging bank.

Screen Rate means the British Bankers Association Interest Settlement Rate for US Dollars for the relevant period displayed on the appropriate page of the Reuters screen.  If the agreed page is replaced or service ceases to be available, the Lender may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Lender.

Secured Party means the Lender and any Receiver or Delegate.

Secured Property means all assets of the Borrower and GDT which from time to time are, or are expressed to be, the subject of the Transaction Security.

Security means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement in any jurisdiction having a similar effect.

Sierra Leone Security Agreement means the Sierra Leone law governed security agreement dated on or about the date of this Agreement between the Borrower, GDT and the Original Lender.

Security Period means the period starting on the date of this Agreement and ending on the date on which all of the liabilities of the Obligors and GDT under each Finance Document are irrevocably discharged in full and the Lender has no commitment or liability, whether present or future, actual or contingent, in relation to the Facility.

Specified Time means a time determined in accordance with Schedule 3 (Timetables).

Subsidiary means, in relation to a person, any other person:

(a)	which is Controlled, directly or indirectly, by the first named person;

(b)	more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first named person; or

(c)	which is a Subsidiary of another Subsidiary of the first named person.

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

Tongo Project means the exploration programme and development works related to the Tongo field licence area referred to in the exploration licence No. EXPL 4/04 granted to the Borrower on 19 May 2004.

Total Commitments means the aggregate of the Commitments, being US$50,000,000 at the date of this Agreement.

Transaction means the entry into of this Agreement and the other Finance Documents, the Offtake Agreement and all ancillary documentation.

Transaction Security means the Security created or expressed to be created in favour of the Original Lender pursuant to the Transaction Security Documents.

Transaction Security Documents means the Sierra Leone Security Agreement, the Israeli Security Documents and any other document designated as such by the Lender and the Borrower, in each case creating, evidencing or granting Security in favour of the Lender in respect of the obligations of the Obligors under the Finance Documents, each in form and substance satisfactory to the Lender (acting reasonably).

Transfer Certificate means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Lender and the Borrower.

Transfer Date means, in relation to a transfer, the later of:

(a)	the proposed Transfer Date specified in the Transfer Certificate; and

(b)	the date on which the Borrower receives the duly executed Transfer Certificate from the Existing Lender and the New Lender.

Treasury Transaction means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

Unpaid Sum means any sum due and payable but unpaid by an Obligor under the Finance Documents.

US means United States of America.

US Dollars and US$ means the lawful currency for the time being of the US.

Utilisation means a utilisation of the Facility.

Utilisation Date means the date of a Utilisation, being the date on which the relevant Loan is to be made.

Utilisation Request means a notice substantially in the form set out in Schedule 2 (Requests).

VAT means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

1.2	Construction

1.2.1	Unless a contrary indication appears, any reference in this Agreement to:

(a)	assets includes present, future, actual and contingent properties, revenues and rights of every description, whether tangible or intangible (including uncalled share capital);

(b)	a Clause or Schedule is to be construed as a reference to the relevant clause of, or schedule to, this Agreement;

(c)
debt or indebtedness includes any obligation, whether incurred as principal or as surety, for the payment or repayment of money, whether present or future, actual or contingent and whether owed jointly or severally or in any other capacity;

(d)
a Finance Document or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated from time to time;

(e)
guarantee means (other than in Clause 14 (Guarantee and indemnity)) any guarantee, letter of credit, bond, indemnity, documentary or other credit or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(f)
the words include(s), including and in particular shall be construed as being by way of illustration or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of any preceding words;

(g)
liabilities includes any obligation, whether incurred as principal or as surety, whether or not in respect of indebtedness, whether present or future, actual or contingent and whether owed jointly or severally or in any other capacity;

(h)	the words other and otherwise shall not be construed ejusdem generis with any preceding words where a wider construction is possible;

(i)
any person includes any assignee, transferee, successor in title, delegate, sub-delegate or appointee of that person (in the case of a Party, in so far as such assignees, transferees, successors in title, delegates, sub-delegates or appointees are permitted);

(j)
a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law, but if not having the force of law, being of a type which persons to whom it is directed are expected and accustomed to comply) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(k)
any statute or statutory provision includes any statute or statutory provision which amends, extends, consolidates or re-enacts it, and any orders, regulations, instruments or other subordinate legislation made under it;

(l)	accounting terms shall be construed so as to be consistent with IFRS;

(m)
if there is an inconsistency between this Agreement and another Finance Document, this Agreement will prevail unless that other Finance Document is the Intercreditor Agreement, in which case the Intercreditor Agreement will prevail; and

(n)	a time of day is a reference to London time (unless provided otherwise).

1.2.2	Section, clause and schedule headings are for ease of reference only.

1.2.3	A Default (other than an Event of Default) is continuing if it has not been remedied or waived in writing and an Event of Default is continuing if it has not been waived in writing.

1.2.4
For the avoidance of doubt, any Default (other than an Event of Default) in the form of a failure to deliver a document or perform an act within a required period of time or on or by a specified date set out in the Finance Documents shall be capable of remedy and shall cease to be continuing once that document has been delivered or act carried out, in either case, within the required period of time or on or by the specified date set out in the Finance Documents (taking into account any remedy or grace period set out in the Finance Documents).

1.3	Third party rights

1.3.1
Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the Third Parties Act) to enforce or to enjoy the benefit of any term of any Finance Document.

1.3.2
Notwithstanding any term of any Finance Document, the Parties may rescind, vary, waive, release, assign, novate or otherwise dispose of all or any of their respective rights or obligations under any Finance Document without the consent of any person who is not a Party.

1.4	Effect as a Deed

This Agreement shall take effect as a deed even if it is signed under hand on behalf of one or more Parties.

Section 2  - The Facility

2	The Facility

2.1	The Facility

2.1.1	Subject to the terms of this Agreement, the Lender makes available to the Borrower a US Dollar term loan facility in an aggregate amount equal to the Total Commitments.

2.1.2	Facility Increase

(a)	The Borrower may give notice to the Lender requesting that the Available Commitment is increased in an aggregate amount of up to US$10,000,000 (the Increase Amount).

(b)
In the event that the Borrower demonstrates to the Lender that the Borrower requires funding for working capital purposes at the Koidu Kimberlite Mine in excess of the Available Commitment, the Borrower and the Lender agree to negotiate in good faith the possibility of increasing the Available Commitment by the Increase Amount.

(c)
Upon confirmation in writing from the Lender that it agrees, at its sole and unfettered discretion, to the Borrower's request to increase the Available Commitment by an amount equal to the Increase Amount (or such lesser amount indicated by the Lender), the Available Commitment shall be increased by an amount equal to that amount on and from the date of such confirmation.

2.2	Guarantor's Agent

2.2.1	The Guarantor by its execution of this Agreement irrevocably appoints the Borrower to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(a)
the Borrower on its behalf to supply all information concerning itself contemplated by this Agreement to the Lender and to give and receive all notices, instructions, and other communications, to sign all certificates, to make such agreements and to effect the relevant amendments, supplements, variations and waivers capable of being given, made or effected by the Guarantor notwithstanding that they may affect the Guarantor, without further reference to or the consent of the Guarantor; and

(b)	the Lender to give any notice, demand or other communication to the Guarantor pursuant to the Finance Documents to the Borrower,

    and in each case the Guarantor shall be bound as though the Guarantor itself had given the notices and instructions or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

2.2.2
Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice, instruction or other communication given or made by the Guarantor's Agent or given to the Guarantor's Agent under any Finance Document on behalf of the Guarantor or in connection with any Finance Document (whether or not known to the Guarantor) shall be binding for all purposes on the Guarantor as if the Guarantor had expressly agreed, executed, made, given or concurred with it or received the relevant notice, demand or other communication.  In the event of any conflict between any notices or other communications of the Guarantor's Agent and the Guarantor, those of the Guarantor's Agent shall prevail.

3	Purpose

3.1	Purpose

The Borrower shall apply all amounts borrowed by it under the Facility towards

(a)	the development and expansion of the Koidu Project, substantially in accordance with the Bankable Feasibility Study;

(b)	payment of the costs and expenses incurred by any member of the Group and GDT in connection with the Transaction; and

(c)	the general corporate purposes and working capital of the Borrower.

3.2	Monitoring

The Lender is not bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4	Conditions of utilisation

4.1	Initial conditions precedent

The Lender will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to any Utilisation if on or before the Utilisation Date for that Utilisation, it has received all of the documents and other evidence listed in Schedule 1 (Conditions precedent) in form and substance satisfactory to the Lender (acting reasonably).  The Lender shall notify the Borrower promptly upon being so satisfied.

4.2	Further conditions precedent

The Lender will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)	no Default is continuing or would result from the proposed Loan; and

(b)	the Repeating Representations to be made by each Obligor are true in all material respects.

Section 3  - Utilisation

5	Utilisation

5.1	Delivery of a Utilisation Request

The Borrower may utilise the Facility by delivery to the Lender of a duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of a Utilisation Request

5.2.1	Each Utilisation Request will not be regarded as having been duly completed unless:

(a)	the proposed Utilisation Date is a Business Day within the Availability Period;

(b)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(c)	the proposed Interest Period complies with Clause 9 (Interest Periods).

5.2.2	Only one Loan may be requested in each Utilisation Request.

5.2.3	Each Utilisation Request shall be capable of being revoked at any time prior to the requested Loan being advanced to the Borrower.

5.3	Currency and amount

5.3.1	The currency specified in a Utilisation Request must be US Dollars.

5.3.2
In relation to any Loan with a Utilisation Date prior to the date of entry into of the ECIC Facility, the amount of the proposed Loan set out in the relevant Utilisation Request when aggregated with the principal amount of all other Loans advanced, and proposed to be advanced, as at the proposed Utilisation Date set out in that Utilisation Request shall not exceed the Pro Rata Amount.

For the purposes of this Clause 5.3.2:

(a)	the Pro Rata Amount shall be such amount as equals the SCB Drawn Percentage of the Total Commitments; and

(b)
the SCB Drawn Percentage shall be such percentage, certified in the relevant Utilisation Request, of US$80,000,000 as represents the aggregate amount advanced, and proposed to be advanced, as at the proposed Utilisation Date under the SCB Facility or ECIC Facility other than for the purposes of meeting interest payments under the Finance Documents (as defined in the SCB Facility).

5.4	Lender's participation

If the conditions set out in this Agreement have been met, the Lender shall make its participation in each Loan available to the Borrower by the Utilisation Date through its Facility Office.

5.5	Cancellation of Commitments

The Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period.

Section 4  - Repayment, prepayment and cancellation

6	Repayment

6.1	Repayment of Loans

The Borrower shall repay the Loans by paying to the Lender on each date set out in Column 1 below (each a Repayment Date) the percentage of the aggregate amount of the Loans outstanding at the close of business in New York City on the final day of the Availability Period (each a Repayment Instalment) which is set out in Column 2 below opposite that date.

Column 1 Repayment Date	Column 2 Repayment Instalment %
First Repayment Date	11%
6 months after the First Repayment Date	11%
12 months after the First Repayment Date	11%
18 months after the First Repayment Date	11%
24 months after the First Repayment Date	11%
30 months after the First Repayment Date	11%
36 months after the First Repayment Date	11%
42 months after the First Repayment Date	11%
Final Maturity Date	12%
6.2	Re-borrowing

The Borrower may not re-borrow any part of the Facility which is repaid.

7	Prepayment and cancellation

7.1	Illegality

7.1.1
Subject to Clause 7.1.2 below, if it becomes unlawful in any applicable jurisdiction for the Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

(a)	the Lender shall promptly notify the Borrower upon becoming aware of that event;

(b)	upon the Lender notifying the Borrower, the Commitment of the Lender will be immediately cancelled; and

(c)
the Borrower shall repay the Lender's participation in the Loans on the last day of the Interest Period for each Loan occurring after the Lender has notified the Borrower (being no earlier than the last day of any applicable grace period permitted by law).

7.1.2
If, within 5 Business Days of the Lender having notified the Borrower in accordance with Clause 7.1.1(a), the Borrower notifies the Lender that it intends to dispute the basis of the Lender's notification and provides a description of the basis on which it intends to dispute, which basis it believes (acting in good faith) to be reasonable, the Borrower and the Lender agree to negotiate in good faith to resolve such dispute for a period of 20 Business Days from the date of receipt of such notice from the Borrower and, until such period of negotiation has expired, the commitment of the Lender will not be cancelled (but will be suspended) and there will be no obligation for the Borrower to repay the Loans.

7.2	Change of control

7.2.1	If, at any time, a Change of Control (other than in connection with a Qualifying IPO) occurs:

(a)	the Borrower shall promptly notify the Lender upon becoming aware of that event;

(b)	a Lender shall not be obliged to fund a Utilisation; and

(c)
the Lender shall, by not less than 10 Business Days' notice to the Borrower, cancel the Total Commitment and declare all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Total Commitments will be cancelled and all such outstanding amounts will become immediately due and payable.

7.2.2	For the purpose of Clause 7.2.1:

Change of Control means, in relation to the Borrower:

(a)
any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Borrower (for the avoidance of doubt, excluding the Diamonds);

(b)	the Borrower ceasing to be Controlled by the Guarantor; or

(c)	the Borrower ceasing to be a member of the Group; and

    Qualifying IPO means a successful application being made for the admission of any part of the share capital of any member of the Group to any stock exchange provided that, following such admission, the Borrower is not
    Controlled by a single person (not being a member of the Group).

7.3	Breach of environmental compliance

7.3.1	If, at any time after the date of this Agreement:

(a)
subject to Clause 7.3.2, the Borrower fails to adopt, implement or maintain the necessary management arrangements, business systems, working operations or operating procedures to ensure that the Koidu Project complies in full with the requirements of, and remains consistent with the principles of, the Equator Principles (including the standards of labour practices contemplated by the Equator Principles): or

(b)	the Borrower fails to comply with the terms of any Action Plan (as defined in Clause 7.3.2);

    the Lender may, by not less than 10 Business Days' notice to the Borrower, cancel the Total Commitment and declare all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance
    Documents immediately due and payable, whereupon the Total Commitments will be cancelled and all such outstanding amounts will become immediately due and payable.

7.3.2	If at any time after the date of this Agreement, any amendments are made to the Equator Principles:

(a)	the Lender shall promptly provide details of such changes to the Borrower upon learning thereof;

(b)
the Borrower and the Lender shall enter into good faith consultations for a reasonable period of time, such period to be no longer than 30 days after the Lender has delivered details of such changes in accordance with paragraph (a) above, in order to agree, where necessary, an appropriate action plan (for the purposes of this Clause, an Action Plan) to ensure that the Borrower adopts, implements and maintains the necessary management arrangements, business systems, working operations and operating procedures to ensure that the Koidu Project complies in full with the requirements of, and remains consistent with the principles of, the Equator Principles;

(c)
if the Lender and the Borrower are unable to agree to an Action Plan, such dispute shall be referred for resolution to an independent third party expert (jointly appointed by the Lender and the Borrower) who shall be an internationally recognised specialist in the mining and natural resources industries and who shall determine the terms of any Action Plan;

(d)	in the absence of any agreement as to the identity of any independent third party expert, such expert shall be Golder and Associates; and

(e)
during any period of good faith consultation referred to in paragraph (b) above and the period of implementation of any agreed or, as the case may be, determined Action Plan, the Borrower shall not be required to cancel the Total Commitment and prepay the Loans in accordance with Clause 7.3.1.

7.4	Voluntary cancellation

The Borrower may, if it gives the Lender not less than 3 Business Days' (or such shorter period as the Lender may agree) prior notice, cancel the whole or any part (being a minimum amount of US$500,000) of the Available Facility.

7.5	Voluntary prepayment of Loans

7.5.1
The Borrower may, if it gives the Lender not less than 3 Business Days' (or such shorter period as the Lender may agree) prior notice, prepay the whole or any part of any Loan (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of US$500,000).

7.5.2	A Loan may only be prepaid after the last day of the Availability Period.

7.5.3
Any prepayment under this Clause 7.5 shall satisfy the obligations under Clause 6.1 (Repayment of Loans) in the manner specified by the Borrower in the relevant prepayment notice delivered pursuant to Clause 7.5.1.

7.6	Restrictions

7.6.1
Any notice of cancellation or prepayment given by any Party under this Clause 7 shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.  Any notice of prepayment may be revoked by or on behalf of the Borrower by notice to the Lender on or prior to the specified prepayment date.

7.6.2	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid but shall otherwise be made without premium or penalty and without any break costs.

7.6.3	The Borrower may not re-borrow any part of the Facility which is prepaid.

7.6.4	The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

7.6.5	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

7.6.6	Any prepayment under this Agreement shall not affect the Term (as defined in the Offtake Agreement) of the Offtake Agreement.

7.7	Effect of Repayment and Prepayment on Commitments

If all or part of a Loan under the Facility is repaid or prepaid, an amount of the Commitments (equal to the amount of the Loan which is repaid or prepaid) in respect of the Facility will be deemed to be cancelled on the date of repayment or prepayment.

Section 5  - Costs of utilisation

8	Interest

8.1	Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the higher of:

(a)	LIBOR plus 3.5%; and

(b)	4%.

8.2	Payment of interest

The Borrower shall pay accrued interest on each Loan on the last day of each Interest Period.

8.3	Default interest

8.3.1
If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to Clause 8.3.2, is 2 per cent higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Lender (acting reasonably).  Any interest accruing under this Clause 8.3 shall be immediately payable by the Borrower on demand by the Lender.

8.3.2	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(a)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(b)	the rate of interest applying to the overdue amount during that first Interest Period shall be 2 per cent higher than the rate which would have applied if the overdue amount had not become due.

8.3.3
Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.4	Notification of rates of interest

The Lender shall promptly notify the Borrower of the determination of a rate of interest under this Agreement.

9	Interest Periods

9.1	Duration of Interest Periods

9.1.1
The first Interest Period for the first Loan made under this Agreement shall be for a period of six Months.  Each subsequent successive Interest period for the first Loan shall be for a period of six Months.  The first Interest Period for every other Loan will expire on the last day of the then current Interest Period for the first Loan (or, in the event the first Loan is prepaid, what would have been the then current Interest Period for the first Loan).  Each subsequent successive Interest Period for every other Loan shall be for a period of Six Months.

9.1.2	Each Interest Period for a Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

9.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Section 6  - Additional payment obligations

10	Tax gross-up and indemnities

10.1	Definitions

In this Agreement:

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

Tax Payment means either an increase in a payment made by an Obligor to the Lender under Clause 10.2 (Tax gross-up) or a payment under Clause 10.3 (Tax indemnity).

10.2	Tax gross-up

10.2.1	Each Obligor shall make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

10.2.2
The Borrower shall promptly upon becoming aware that an Obligor has had or will have to make a Tax Deduction (or that there has been or will be any change in the rate at which or the basis on which any Tax Deduction has to be made) notify the Lender accordingly.  Similarly, the Lender shall notify the Borrower on becoming so aware in respect of a payment payable to the Lender.

10.2.3
If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment in respect of which the Tax Deduction is required to be made shall be increased to the amount which (after the Tax Deduction) will leave an amount equal to the payment which would have been due if no Tax Deduction had been required.

10.2.4
If an Obligor is required to make a Tax Deduction, the Obligor shall make the Tax Deduction, and any payment required in connection with the Tax Deduction within the time allowed and in the minimum amount required by law.

10.3	Tax indemnity

10.3.1
If the Lender is or will be subject to any liability or required to make any payment for or on account of Tax in relation to any sum received or receivable (or any sum deemed for Tax purposes to be received or receivable) under any Finance Document, the Borrower shall (within 3 Business Days of demand by the Lender) pay to the Lender the amount determined by the Lender in its absolute discretion to be equal to the loss, liability or cost which will be or has been (directly or indirectly) suffered for or on account of Tax by the Lender as a result of that liability or payment.

10.3.2	Clause 10.3.1 shall not apply:

(a)	in relation to any Tax assessed on the Lender:

(i)	under the law of the jurisdiction in which the Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which the Lender is treated as resident for tax purposes; or

(ii)	under the law of the jurisdiction in which the Lender’s Facility Office is located, in respect of amounts received or receivable in that jurisdiction;

    if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by the Lender; or

(b)	to the extent that the liability or requirement:

(i)	is compensated for by an increased payment under Clause 10.2 (Tax gross-up); or

(ii)	would have been compensated for by an increased payment under Clause 10.2 (Tax gross-up) but was not so compensated for solely because one of the exclusions in Clause 10.2.4 applied.

10.3.3	The Lender making, or intending to make, a claim under Clause 10.3.1 above shall promptly notify the Borrower of the event which will give, or has given, rise to the claim.

10.4	Stamp taxes

The Borrower shall, within 3 Business Days of demand, indemnify the Lender, any Receiver and their respective officers and employees against fifty per cent. (50%) of any cost, loss or liability which the Lender or its Receiver or any of their respective officers and employees incurs in relation to any stamp duty, registration tax or other similar Tax which is payable in respect of any of the Finance Documents.

11	Other indemnities

11.1	Currency indemnity

11.1.1
If any sum due from an Obligor under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of:

(a)	making or filing a claim or proof against an Obligor; or

(b)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall, as an independent obligation, within 3 Business Days of demand, indemnify the Lender against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (i) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (ii) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

11.1.2	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

11.2	Other indemnities

The Borrower shall (or shall procure that an Obligor will), within 3 Business Days of demand, indemnify the Lender against any cost, loss or liability incurred by the Lender as a result of:

(a)	the occurrence of any Event of Default;

(b)	a failure by an Obligor to pay any amount due under a Finance Document on its due date;

(c)
funding, or making arrangements to fund a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by the Lender alone); or

(d)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower to the extent it has not been revoked in accordance with Clause 7.5.1.

11.3	Project indemnities

The Borrower hereby indemnifies and shall within 3 Business Days of demand, pay the Lender against any loss or expense sustained or incurred by the Lender as a result of:

(a)
the Lender incurring any liability under or pursuant to any Environmental Law or Environmental Permit which would not have been incurred by the Lender if the Lender was not party to the Finance Documents; or

(b)	any failure on the part of any Group Company to comply with any Environmental Permit or Environmental Law.

12	Mitigation by the Lender

12.1	Mitigation

12.1.1
The Lender shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality) or Clause 10 (Tax gross-up and indemnities), including transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

12.1.2	Clause 12.1.1 does not in any way limit the obligations of any Obligor under the Finance Documents.

12.2	Limitation of liability

12.2.1
The Borrower shall promptly indemnify the Lender for all costs and expenses reasonably incurred by the Lender as a result of steps taken by it in consultation with the Borrower under Clause 12.1 (Mitigation).

12.2.2	The Lender is not obliged to take any steps under Clause 12.1 (Mitigation) if, in the opinion of the Lender (acting reasonably), to do so might be prejudicial to it.

13	Costs and expenses

13.1	Costs and expenses

13.1.1
Each Party shall bear its own costs and expenses (including legal fees) incurred in connection with the negotiation, preparation, printing, execution and perfection of the Finance Documents, save that:

(a)	all costs and expenses which arise in connection with a transfer by the Lender pursuant to Clause 20 (Changes to the Lender); and

(b)

(i)
where any Transaction Security Document is entered into or amended as a consequence of a transfer by the Lender pursuant to Clause 20 (Changes to the Lender), one hundred per cent (100% ) of any stamp duty, registration tax or other similar Tax which is payable in respect of that Transaction Security Document; and

(ii)	in all other circumstances, fifty per cent. (50%) of any stamp duty, registration tax or other similar Tax which is payable in respect of the Transaction Security Documents,

shall be for the account of the Lender.

13.2	Enforcement and preservation costs

The Borrower shall, within 3 Business Days of demand, pay to each Secured Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document and the Transaction Security.

Section 7  - Guarantee

14	Guarantee and indemnity

14.1	Guarantee and indemnity

Subject to Clause 14.2 (Scope and duration of the Guarantee and indemnity), the Guarantor irrevocably and unconditionally:

(a)	guarantees to the Lender punctual performance by the Borrower of all its obligations under the Finance Documents;

(b)
undertakes with the Lender that, whenever the Borrower does not pay any amount when due under or in connection with any Finance Document, it must immediately on demand pay that amount as if it were the principal obligor in respect of that amount; and

(c)
agrees with the Lender that, if any obligation guaranteed by the Guarantor is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify the Lender immediately on demand against any loss or liability suffered by the Lender as a result of the Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due.  The amount of the loss or liability under this indemnity will not exceed the amount the Lender would otherwise have been entitled to recover.

14.2	Scope and duration of the Guarantee and indemnity

14.2.1
In relation to any claim in respect of any Guaranteed Political Risk occurring prior to the PRI Deadline, the maximum liability of the Guarantor under this Clause 14 shall extend to all amounts payable by the Borrower under the Finance Documents and the Lender may only make a claim under this guarantee to the extent that Guaranteed Political Risk materially adversely affects the business or operations of the Borrower or the Koidu Kimberlite Project for a continuous period of six months.

14.2.2
In relation to any claim in respect of any Guaranteed Political Risk occurring during the period from (and including) the date of the PRI Deadline up to (but excluding) the first anniversary of the date of this Agreement:

(a)
the maximum aggregate liability of the Guarantor under this Clause 14 shall be limited, at any time, to an amount equal to US$25,000,000 less the aggregate amount of any Guaranteed Political Risk insurance coverage obtained by the Lender at that time in relation to the principal amount of the Facility to the extent it exceeds US$25,000,000; and

(b)
the Lender may only make a claim under this guarantee to the extent non-payment by the Borrower is caused by the occurrence of any Guaranteed Political Risk that materially adversely affects the business or operations of the Borrower or the Koidu Kimberlite Project for a continuous period of six months, provided that the Lender may only make a claim under this guarantee after having first made a claim against any provider of Guaranteed Political Risk insurance in connection with the Facility.  Any claim under this guarantee shall only apply to the extent of any amounts payable by the Borrower under the Finance Documents in excess of any sums actually recovered under such insurance.

14.2.3
On and from the first anniversary of the date of this Agreement, the Guarantor shall have no further liability under this Clause 14 or any other provision of the Finance Documents, save for liability in respect of any claims made within 18 months of the date of this Agreement in respect of any Guaranteed Political Risk occurring prior to the first anniversary of the date of this Agreement.

14.3	Continuing guarantee

Subject to Clause 14.2 (Scope and duration of the Guarantee and indemnity):

(a)
this guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the Borrower under the Finance Documents regardless of any intermediate payment or discharge or settlement of account in whole or in part; and

(b)	the Lender may make multiple demands under this guarantee.

14.4	Reinstatement

Subject to Clause 14.2 (Scope and duration of the Guarantee and indemnity), if any payment by the Borrower or any discharge, release, accounting or arrangement given by the Lender (whether in respect of the Borrower's obligations or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event, then the Guarantors' liability will continue as if the payment, discharge, avoidance or reduction had not occurred.

14.5	Waiver of defences

The obligations of the Guarantor and the Lender's rights under this guarantee will not be affected by any act or omission which would reduce, release or prejudice any of the Guarantor's obligations under this guarantee (whether or not known to the Guarantor or the Lender) including:

(a)	any release, time, waiver or consent granted to, or composition or any other arrangement with, the Borrower or any other person;

(b)
the taking, amendment, compromise, exchange, renewal, enforcement or release of, or failure or neglect to perfect, take up or enforce any rights against or security over assets of, the Borrower or any other person or any non-presentation or non-observance of any formality or other requirements in respect of any instrument or any failure to realise the full value of any security;

(c)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Borrower or any other person;

(d)	any amendment (however fundamental), increase in, variation, waiver, release or replacement of any Finance Document or any other agreement, document or security;

(e)	any unenforceability, illegality or invalidity of any obligation of, or any security created by, any person under any Finance Document, any other agreement, document or security; or

(f)	any insolvency, liquidation or administration or reorganisation or similar proceedings of the Borrower.

14.6	Guarantor intent

Without prejudice to the generality of Clause 14.5 (Waiver of defences) and subject to Clause 14.2 (Scope and duration of the Guarantee and indemnity), the Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following:

(a)	business acquisitions of any nature;

(b)	increasing working capital;

(c)	enabling investor distributions to be made;

(d)	carrying out restructurings;

(e)	refinancing existing facilities;

(f)	refinancing any other indebtedness;

(g)	making facilities available to new borrowers;

(h)	any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and

(i)	any fees, costs and/or expenses associated with any of the foregoing.

14.7	Immediate recourse

Subject to Clause 14.2 (Scope and duration of the Guarantee and indemnity), the Guarantor waives any right it may have of first requiring the Lender (or any trustee or agent on its behalf) to:

(a)	proceed against any person;

(b)	enforce any other rights or security; or

(c)	claim payment from any person,

before claiming from the Guarantor under this guarantee.

14.8	Appropriations

Until all amounts which may be or become payable by the Borrower under or in connection with the Finance Documents have been irrevocably paid in full, the Lender (or any trustee or agent on its behalf) may without affecting the Guarantors' liability under this guarantee:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by it (or any trustee or agent on its behalf) against those amounts; or

(b)	apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise); and

(c)	hold in an interest bearing suspense account any moneys received from the Guarantor or on account of the liability of the Guarantor under this guarantee.

14.9	Non-competition

Unless:

(a)	all amounts which may be or become payable by the Borrower under or in connection with the Finance Documents have been irrevocably paid in full; or

(b)	the Lender otherwise requests,

the Guarantor will not, after a claim has been made under this guarantee and by virtue of any payment or performance by it under this guarantee:

(i)	be subrogated to any rights, security or moneys held, received or receivable by the Lender (or any trustee or agent on its behalf);

(ii)	be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of the Guarantor's liability under this guarantee;

(iii)	claim, rank, prove or vote as a creditor of the Borrower or its estate in competition with the Lender (or any trustee or agent on its behalf); or

(iv)
receive, claim or have the benefit of any payment, distribution or security from or on account of the Borrower, or exercise any right of set-off as against the Borrower or invoke or benefit from the rule in Cherry v Boultbee (as developed from time to time) or any similar or analogous rule or principle.

The Guarantor must hold in trust for and immediately pay or transfer to the Lender or as the Lender may direct for application in accordance with Clause 23 (Payment Mechanics) any payment or distribution or benefit of security received by the Guarantor contrary to this Clause 14 to the extent necessary to enable all amounts which may be or become payable to the Lender by the Borrower under or in connection with the Finance Documents to be repaid in full.

14.10	Additional security

This guarantee is in addition to and is not in any way prejudiced by, and shall not merge with, any other guarantee or security now or subsequently held by the Lender.

14.11	Exclusion of the Droits

The Guarantor waives any existing or future right which it may have under the laws of Guernsey:

(a)	whether by virtue of "droit de division" or otherwise to require that any liability under this guarantee be divided or apportioned with any other person or reduced in any manner whatsoever, and

(b)
whether by virtue of "droit de discussion" or otherwise to require that recourse be had to the assets of any other person before any claim is enforced against the Guarantor in respect of the obligation hereby assumed by the Guarantor.

14.12	Political Risk Insurance

14.12.1
Prior to the first anniversary of the date of this Agreement, the Lender shall use its best efforts to expeditiously secure Guaranteed Political Risk insurance for the Facility in an aggregate amount equal to the principal amount of US$50,000,000 (together with coverage for all interest accruing on such amount) and shall use its best efforts to secure such insurance by no later than the date falling six months from the date of this Agreement.  For the avoidance of doubt, the obligation of the Lender to make any Loan is not conditional upon the Lender securing any insurance coverage for country risk in relation to the Facility.

14.12.2
The Lender shall provide the Borrower and the senior management of the Guarantor with a weekly update report in writing in relation to the Lender's progress in obtaining Guaranteed Political Risk insurance for the Facility.  However, the failure of the Lender to provide such weekly update report is not a default of this Agreement unless the Borrower has requested, in writing, that the Lender provide such weekly update report and the Lender does not so provide it within three (3) Business Days of its receipt of the Borrower's written request.

14.12.3	Each of the Borrower and the Guarantor shall:

(a)
ensure that its senior management are available at agreed times and agreed locations, on reasonable notice, to participate in marketing efforts by or on behalf of the Lender to secure Political Risk insurance for the Facility;

(b)
subject to Clause 14.12.3(c), provide copies of all documentation reasonably requested by potential Political Risk insurers of the Facility, including, without limitation, documentation with respect to compliance with Environmental Law;

(c)
subject to obtaining the prior consent of Standard Chartered Bank, provide copies of all documentation in connection with the SCB Facility which is relevant and necessary to be provided to potential Political Risk insurers for the Facility (and each of the Borrower and the Guarantor shall use its best efforts to obtain the consent of Standard Chartered Bank to permit such disclosure); and

(d)
negotiate in good faith with the Lender to make such technical amendments to this Agreement as any Political Risk insurer may reasonably request or require as a condition of providing or maintaining Political Risk insurance.

Section 8  - Representations, warranties, undertakings and Events of Default

15	Representations and warranties

The Lender has entered into this Agreement in reliance on the representations of each Obligor set out in this Clause 15 (Representations and Warranties) and each Obligor warrants to the Lender on the date of this Agreement as set out in this Clause 15 (Representations and Warranties) other than the representations and warranties set out in Clauses 15.6 (Governing law and enforcement) to Clause 15.12 (No misleading information) (inclusive) and Clauses 15.14 (No proceedings pending or threatened) to 15.22 (Sale of Diamonds) (inclusive) which are made by the Borrower only.

15.1	Status

15.1.1	It is (and GDT is) a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

15.1.2	It has (and GDT has) the power to sue and be sued in its own name and to own its assets and carry on its business as that business is being conducted.

15.2	Binding obligations

Subject to any applicable Legal Reservations and Perfection Requirements:

(a)	the obligations expressed to be assumed by it and GDT in each Finance Document to which it is a party are legal, valid and binding obligations enforceable in accordance with their terms; and

(b)
(without limiting the generality of paragraph (a) above), the Transaction Security Documents to which the Borrower and GDT is a party creates the security interests which it purports to create and those security interests are valid and effective.

15.3	Non-conflict with other obligations

The entry into and performance by it and GDT of, and the transactions contemplated by, the Finance Documents to which it or, as the case may be, GDT is a party and the granting of the Transaction Security:

(a)	do not and will not conflict with:

(i)	in any material respect, any law or regulation applicable to it or GDT;

(ii)	its or GDT's constitutional documents; or

(iii)
any agreement or instrument binding upon it or GDT or any of its or GDT's assets or constitute a default or termination event (however described) under any such agreement or instrument, the effect of which is or could reasonably be expected to have a Material Adverse Effect; or

(b)
result in the creation, obligation to create or imposition of any Security (other than Security permitted pursuant to this Agreement) over its or GDT's assets, the effect of which is or could reasonably be expected to have a Material Adverse Effect.

15.4	Power and authority

15.4.1
It (and GDT) has the power to enter into, perform and deliver, and has taken all necessary corporate action to authorise its (and GDT's) entry into, performance and delivery of, the Finance Documents to which it (and GDT) is a party and the transactions contemplated by those Finance Documents.

15.4.2
No limit on its (or GDT's) corporate powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Finance Documents to which it (or GDT) is a party.

15.5	Authorisations, validity and admissibility in evidence

Subject to any applicable Legal Reservations, all Authorisations (including all Environmental Permits) required for the Borrower and, in relation to paragraphs (a), (b) and (c) below, the Guarantor and GDT:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party;

(b)	to make the Finance Documents to which it is a party admissible in evidence in each Relevant Jurisdiction;

(c)	to enable it to carry on its business, trade and ordinary activities; and

(d)	to implement in full the Mining Operations,

have been obtained or effected and are in full force and effect, other than:

(i)
in the context only of the Authorisations required in paragraphs (c) and (d) above, to the extent failure to obtain or effect those Authorisations could not reasonably be expected to have a Material Adverse Effect; and

(ii)
any Authorisation referred to in Clause 15.8 (No filing and stamp taxes) and not required to be delivered with the conditions precedent documents in Schedule 1 (Conditions precedent) which Authorisations shall be promptly obtained and, where appropriate, delivered to the Lender after the date of this Agreement.

15.6	Governing law and enforcement

15.6.1
Subject to any applicable Legal Reservations and Perfection Requirements, the choice of English law and Sierra Leonean law (as the case may be) as the governing law of each Finance Document to which it is a party will be upheld as a valid choice of law by the courts of each Relevant Jurisdiction.

15.6.2	Subject to any applicable Legal Reservations and Perfection Requirements, any judgment obtained in:

(a)	England in relation to a Finance Document expressed to be governed by English law; or

(b)	Sierra Leone in relation to a Finance Document expressed to be governed by Sierra Leonean law,

will be recognised and enforced in each Relevant Jurisdiction, provided that, for the purposes of enforcement in the British Virgin Islands, the relevant procedures are followed under British Virgin Islands law.

15.7	Insolvency

It has not (and GDT has not) taken any action nor (to the best of its knowledge and belief) have any steps been taken or legal proceedings been started or threatened against it and which in each case are still outstanding for its winding-up, dissolution or re-organisation, for the enforcement of any Security over its assets or for the appointment of a liquidator, supervisor, receiver, administrator, administrative receiver, compulsory manager, trustee or other similar officer of it or in respect of any of its assets.

15.8	No filing or stamp taxes

Under the law of each Relevant Jurisdiction it is not necessary that any of the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction, or that any stamp, registration or similar tax be paid on or in relation to any of the Finance Documents or any of the transactions contemplated by the Finance Documents, except any filing, recording or enrolling or any tax or fee payable in relation to the Transaction Security Documents referred to in the Legal Opinions and/or which will be made or paid promptly after the date of the relevant Transaction Security Document including registration of particulars of any Transaction Security Document to which the Borrower and GDT are party at the British Virgin Islands Registry of Corporate Affairs in order to ensure the preservation of the priority of the secured interests created by  that Transaction Security Document and entry by the Borrower and GDT of particulars of that Transaction Security Document on its respective register of charges a copy of which is kept at the office of the relevant company’s registered agent.

15.9	Compliance with Tax laws

15.9.1	It has complied with all Tax laws in all jurisdictions in which it is subject to Tax.

15.9.2
It has paid all Taxes due and payable by it and no claims are being asserted against it in respect of Taxes except in relation to Tax liabilities arising in the ordinary course of its day-to-day trading activities or claims contested in good faith and in respect of which adequate provision has been made and disclosed in the latest financial statements or other information delivered to the Lender under this Agreement.

15.10	Compliance with labour practices

The Borrower’s labour practices are in compliance in all material respects with the standards applicable to the World Bank (as contemplated by the Equator Principles).

15.11	No default

15.11.1	No Event of Default is continuing or could reasonably be expected to result from the making of any Utilisation in respect of which a Utilisation Request is outstanding.

15.11.2
To the best of its knowledge and belief (having made due and careful enquiry) no other event or circumstance is outstanding which constitutes (or would do so with the expiry of a grace period, the giving of notice or any combination of any of the foregoing) a default or termination event (howsoever described) under any other agreement or instrument which is binding on it or to which its assets are subject, save to the extent such default or termination event could not reasonably be expected to have a Material Adverse Effect.

15.12	No misleading information

To the best of its knowledge and belief (having made due and careful enquiry):

(a)
any material factual information contained in the Bankable Feasibility Study provided by any Group Company to the Lender was, at the time such information was provided, true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated;

(b)
the financial projections contained in the Bankable Feasibility Study provided by any Group Company to the Lender were, at the time such financial projections were provided, prepared on the basis of then recent historical information and on the basis of assumptions believed by that Group Company to be reasonable; and

(c)
nothing has occurred since the date of the Bankable Feasibility Study or been omitted from the information contained in the Bankable Feasibility Study provided by any Group Company to the Lender and no such information has been given or withheld which results in the information contained in the Bankable Feasibility Study provided to the Lender being untrue or misleading in any material respect.

15.13	Financial statements

15.13.1
Its Original Financial Statements were prepared in accordance with IFRS consistently applied except to the extent disclosed to the Lender prior to the date of this Agreement or to the extent referenced in the notes to the Original Financial Statements.

15.13.2
Its Original Financial Statements give a true and fair view of (or to the extent such financial statements are unaudited, disclose with reasonable accuracy) its financial condition and operations (consolidated in the case of the Guarantor) as at the end of and for the relevant Financial Year.

15.13.3
There has been no material adverse change in its business or financial condition (nor, in the case of the Guarantor, the business or consolidated financial condition of the Group) since the date those accounts were drawn up.

15.14	No proceedings pending or threatened

Save as previously disclosed to the Lender in writing, no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which:

(a)           are reasonably likely to be adversely determined; and

(b)	if adversely determined, could reasonably be expected to have a Material Adverse Effect,

have (to the best of its knowledge and belief) been started or threatened in writing against it.

15.15	Environmental Laws

15.15.1	The Borrower is in compliance with Clause 17.7 (Environmental compliance) and is in compliance in all material respects with the Equator Principles.

15.15.2
No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against the Borrower where that claim has been or is reasonably likely to be adversely determined and, if determined against the Borrower, could reasonably be expected to have a Material Adverse Effect.

15.15.3	To the best of its knowledge and belief (having made due and careful enquiry), no circumstances have arisen which:

(a)	would entitle any regulatory body to revoke, suspend, amend, vary, withdraw, transfer or refuse to amend any Environmental Permit; or

(b)	are reasonably likely to give rise to an Environmental Claim, where that Environmental Claim is reasonably likely to be adversely determined against the Borrower,

and in each case which could reasonably be expected (in relation to paragraph (b), if that claim were determined against the Borrower) to have a Material Adverse Effect.

15.15.4
The Borrower has (to the best of its knowledge and belief, having made due and careful enquiry) made adequate financial provision for the costs to it of compliance with Environmental Laws (including Environmental Permits).

15.16	Ranking

Subject to any applicable Legal Reservations and Perfection Requirements and the terms of the Intercreditor Agreement, the Transaction Security has or will have first ranking priority and it is not subject to any prior ranking or pari passu ranking Security.

15.17	Good title to assets

The Borrower has a good, valid and marketable title to, or valid leases or licences of, the assets necessary to carry on its business as presently conducted except, other than in the case of assets which are subject to the Transaction Security, where failure to do so could not reasonably be expected to have a Material Adverse Effect.

15.18	Legal and beneficial ownership

The Borrower is the sole legal and beneficial owner of the respective assets over which it purports to grant Security.

15.19	Registration of UK establishment by Overseas Obligor

Each Overseas Obligor (if any):

(a)	is not an "overseas company that is registered" within the meaning of Part 3 of The Overseas Companies (Execution of Documents and Registration of Charges) Regulations 2009; or

(b)	has provided to the Lender copies of all documents (if any) it has delivered to the Registrar of Companies under:

(i)	Part 2 (Initial registration of particulars) or Part 3 (Alteration in registered particulars) of the Overseas Companies Regulations 2009; or

(ii)	section 1048 of the Act.

15.20	Immunity

15.20.1
The entry into by each Obligor and GDT of each Finance Document constitutes, and the exercise by each Obligor and GDT of its rights and performance of its obligations under each Finance Document will constitute, private and commercial acts performed for private and commercial purposes.

15.20.2
Neither Obligor nor GDT will be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to any Finance Document.

15.21	Mining Lease Agreement and Mining Lease

(a)	The Mining Lease Agreement is in full force and effect and, to the best of its knowledge and belief:

(i)
no event or circumstance is outstanding which constitutes (or would constitute with the expiry of a grace period, the giving of notice or any combination of any of the foregoing) a default or termination event (howsoever described) under the Mining Lease Agreement, the effect of which is reasonably likely to have a Material Adverse Effect; and

(ii)	no claim has been commenced in writing by the Government of Sierra Leone to void or otherwise terminate the effectiveness of the Mining Lease Agreement which claim:

(aa)	is reasonably likely to be adversely determined; and

(bb)	if adversely determined is reasonably likely to have a Material Adverse Effect.

(b)	The Mining Lease was obtained in compliance with all applicable laws, save to the extent failure to comply has not had a Material Adverse Effect.

15.22	Sale of Diamonds

(a)	GDT has the exclusive right to acquire Diamonds produced by the Koidu Project in accordance with the terms of the GDT Marketing Agreement.

(b)
All necessary systems and processes are in place to ensure that the sale and export of the Diamonds produced by the Koidu Project comply in all material respects with the Kimberley Process Certification Scheme.

15.23	Repetition

The Repeating Representations are deemed to be repeated by each Obligor by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period.

16	Information undertakings

The undertakings in this Clause 16 remain in force from the date of this Agreement until the expiry of the Security Period.

16.1	Financial statements

The Borrower shall supply to the Lender:

(a)	as soon as the same become available, but in any event within 120 days after the end of each of its Financial Years, its audited financial statements for that Financial Year; and

(b)	as soon as the same become available, but in any event within 120 days after the end of the first half of each of its Financial Years, its unaudited financial statements for that Financial Year.

16.2	Requirements as to financial statements

16.2.1
Each set of financial statements delivered by the Borrower pursuant to Clause 16.1 (Financial statements) shall be certified (without personal liability) by a director of the Borrower as giving a true and fair view of (in the case of the annual audited financial statements for any financial year) or, as disclosing with reasonably accuracy (in other cases) its [(or, as the case may be, its consolidated)] financial condition as at the end of and for the period in relation to which those financial statements were drawn up.

16.2.2
Subject to Clause 16.2.3 the Borrower shall procure that each set of financial statements delivered pursuant to Clause 16.1 (Financial statements) is prepared using IFRS and the accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements.

16.2.3
In relation to any set of financial statements (the Amended Financial Statements), the Borrower shall notify the Lender of any change in IFRS and the accounting practices and financial reference periods that it intends to adopt.  The Borrower shall or shall procure that the Auditors shall deliver to the Lender as soon as reasonably practicable after that change:

(a)
a description of any change necessary for the Amended Financial Statements to reflect IFRS, accounting practices and procedures or financial reference periods upon which the Original Financial Statements were prepared; and

(b)
sufficient information, in form and substance as may be reasonably required by the Lender, to enable the Lender to make an accurate comparison between the financial position indicated in the Amended Financial Statements and the Original Financial Statements.

16.2.4
Any reference in this Agreement to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the IFRS, accounting practices and financial reference periods upon which the Original Financial Statements were prepared.

16.3	Environmental Claims

The Borrower shall promptly upon becoming aware of the same, inform the Lender in writing of:

(a)	any Environmental Claim against it which is current, pending or threatened; and

(b)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against it,

where the claim is reasonably likely to be adversely determined and, if determined against it, has or could reasonably be expected, to have a Material Adverse Effect.

16.4	Information: miscellaneous

The Borrower shall supply to the Lender:

(a)	all documents required by law to be dispatched by the Borrower to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

(b)
promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against it, and which are reasonably likely to be adversely determined and, if determined against it, could reasonably be expected, to have a Material Adverse Effect;

(c)	promptly, such information as the Lender may reasonably require about the Secured Property and compliance of the Borrower and GDT with the terms of the Transaction Security Documents;

(d)	promptly, such further information regarding:

(i)	the Mining Operations; and

(ii)	the financial condition, business and operations of the Borrower as the Lender may reasonably request;

(e)	within 30 days of the last day of each quarter following the date of this Agreement, the Construction Report; and

(f)
within 5 Business Days of receipt copies of any notice, order, claim or other requirement from a regulatory body, court or third party (in each case relating to the Borrower), together with relevant background information, compliance with which will have or could be reasonably be expected to have a Material Adverse Effect.

16.5	Notification of default

16.5.1	The Borrower shall notify the Lender of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

16.5.2
Promptly upon a request by the Lender, the Borrower shall supply to the Lender a certificate signed by two of its directors certifying that no Default is continuing (or if a Default or any of those events is continuing, specifying the event and the steps, if any, being taken to remedy it).

17	Positive undertakings

The undertakings in this Clause 17 (Positive undertakings) remain in force from the date of this Agreement until the expiry of the Security Period.

17.1	Authorisations

Each Obligor shall (and shall ensure that GDT will) promptly obtain, effect, comply with and do all that is necessary to maintain in full force and effect any Authorisation (including all Environmental Permits) required under any applicable law or regulation of:

(a)
its jurisdiction of incorporation and any jurisdiction where it conducts its business (including Sierra Leone) to enable it to implement the Mining Operations and carry on its business, trade and ordinary activities, other than where a failure to do so could not reasonably be expected to have a Material Adverse Effect; and

(b)
any Relevant Jurisdiction to enable it to perform its obligations under the Finance Documents to which it is a party and ensure, subject to any applicable Perfection Requirements and Legal Reservations, the legality, validity, enforceability and admissibility in evidence in each Relevant Jurisdiction of any Finance Document to which it is a party.

17.2	Compliance with laws

Each Obligor shall (and shall ensure that GDT will) comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents to which it is a party.

17.3	Taxes

The Borrower shall pay and discharge all Taxes and any other governmental charges payable by or assessed upon it within the time allowed by applicable law or regulation without incurring penalties or any other sanctions having a similar effect save to the extent that:

(a)	payment of such Taxes and charges is being contested in good faith by appropriate proceedings;

(b)	such payment can be lawfully withheld pending determination and failure to pay does not have or could not reasonably be expected to have a Material Adverse Effect; and

(c)	(unless the Auditors advise otherwise) adequate reserves have been set aside with respect to any such Taxes or charges so contested.

17.4	Access

The Borrower shall permit the Lender and any person (being an accountant, auditor, solicitor, valuer or other professional adviser of the Lender authorised by the Lender) to have access to the officers, property, premises and accounting books and records of the Borrower:

(a)	if a Default has occurred and is continuing at all reasonable times during normal business hours; and

(b)
in all other instances at pre-agreed times on reasonable notice for up to a maximum of four visits per year in order for the Lender to observe Diamond control and Diamond production output, and provided that:

(i)	reasonable confidentiality and secrecy obligations are complied with at all times during such access;

(ii)	other than when an Event of Default has occurred and is continuing, such access does not materially interfere with or disrupt the business of the Borrower or the implementation of the Koidu Project;

(iii)
each of the Lender and its representatives or professional advisers shall in attending the property or premises of the Borrower, comply with all applicable laws, regulations and policies (including, without limitation, laws, regulations and policies relating to health and safety in the workplace); and

(iv)
the Lender shall fully indemnify the Borrower and its Affiliates in respect of any claims, costs, liabilities or losses incurred by the Borrower or its Affiliates in connection with, or arising out of, the Lender or their representatives or professional advisers referred to above, being granted access to the property or premises of the Borrower (for the avoidance of doubt, this indemnity shall only relate to claims, costs, liabilities and losses of the Lender or the Lender's representatives being made against or incurred by the Borrower or its Affiliates).

17.5	Ranking

Each Obligor shall ensure that its payment obligations under the Finance Documents rank at all times at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

17.6	Further documents

Each Obligor shall, at the written request of the Lender, promptly do or procure the doing of all such things and execute or procure the execution of all such documents as are, in the opinion of the Lender (acting reasonably), necessary to ensure that the Lender obtains all the material rights and benefits intended to be conferred on them under the Finance Documents.

17.7	Environmental compliance

The Borrower shall (and shall ensure that the Koidu Project will):

(a)	comply with all Environmental Law; and

(b)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

except, in each case, where failure to do the same could not reasonably be expected to have a Material Adverse Effect.

17.8	Insurance

17.8.1	The Borrower shall:

(a)
effect and maintain insurances at its own expense in respect of its assets and business to the extent as is usual for companies carrying on the same or substantially the same business in the jurisdiction in which the Borrower carries on business and with reputable independent insurers;

(b)
comply with the requirements of all covenants, undertakings and conditions as to insurance which are imposed by the terms of any lease, agreement for lease or tenancy under which the Borrower derives its estate or interest in those assets except where failure to do so could not reasonably be expected to have a Material Adverse Effect;

(c)	procure that those insurances:

(i)
(subject to paragraph (b) above) provide cover on such terms and against such risks which are normally insured against by prudent companies owning or possessing similar assets and carrying on similar businesses in the jurisdiction in which the Borrower carries on business; and

(ii)	are in such amounts as are in the circumstances prudent for such companies (including for the full replacement value from time to time of any assets destroyed or otherwise becoming a total loss); and

(d)	duly and punctually pay all premiums and other moneys due and payable in respect of those insurances.

17.8.2
Within four Months of the date of this Agreement, the Borrower undertakes to put in place in respect of the Mining Operations and the Koidu Project insurance policies relating to all risks property damage insurance, business interruption insurance and any other insurances which the Lender (acting reasonably) considers necessary for the Mining Operations and the Koidu Project.

17.9	Mining Operations

The Borrower shall ensure that it manages and implements the Mining Operations substantially in accordance with the Mineral Rights and in a manner that would generally be expected of a professional, prudent operator of a mine of the size, location and characteristics, comparable to the Koidu Kimberlite Mine and the Mining Operations.

17.10	Tongo Project

The Borrower agrees to abide by its obligations as expressed in section 6.6 of the Offtake Agreement.

17.11	Condition Subsequent

17.11.1	The Parties shall negotiate in good faith to ensure that the following documents are delivered to the Lender no later than 30 days after the first Utilisation Date:

(a)	the Israeli Security Documents; and

(b)	legal opinion of Meitar Liquornik Geva & Leshem Bradnwein, Law Offices, Israel, legal advisers to the Lender in Israel, in form and substance satisfactory to the Lender (acting reasonably).

17.11.2
In the event that the documents referred to in clause 17.11.1 are not delivered to the Lender within 30 days following the first Utilisation Date and until such time as the documents are delivered to the Lender, GDT shall not ship any Diamonds from Geneva to Tel Aviv.

18	Negative undertakings

The undertakings in this Clause 18 (Negative undertakings) remain in force from the date of this Agreement until the expiry of the Security Period.

18.1	Financial Indebtedness

The Borrower shall not incur or permit to remain outstanding any Financial Indebtedness other than Financial Indebtedness:

(a)	incurred under the Finance Documents;

(b)	incurred in respect of the SCB Facility;

(c)
incurred in respect of the ECIC Facility provided that upon first drawdown under the ECIC Facility all Financial Indebtedness then outstanding under the SCB Facility is either (i) repaid or (ii) recharacterised as Financial Indebtedness outstanding under the ECIC Facility;

(d)
under any arrangement pursuant to which any asset sold or otherwise disposed of by any member of the Group is or may be leased to or re-acquired by the member of the Group where such arrangement was entered into in the ordinary course of its day-to-day operations;

(e)	incurred in connection with the GDTL Facility;

(f)	arising in connection with any annual management fee due from the Borrower to the Guarantor or its Affiliate(s) but unpaid due to the provisions of Clause 18.7 (Management fees);

(g)
arising under a foreign exchange transaction for spot or forward delivery entered into in connection with protection against fluctuation in currency rates where that foreign exchange exposure arises in the ordinary course of business but not a foreign exchange transaction for investment or speculative purposes;

(h)	arising under any Treasury Transaction provided that such Treasury Transaction is not for speculative purposes;

(i)	arising under a guarantee or indemnity given for the liabilities or obligations of an employee or director of any member of the Group or its Affiliates;

(j)	owed to any member of the Group or its Affiliates that is unsecured;

(k)	owed to Elvington Engineering Limited solely in its capacity as, and relating only to its acts and actions as, the payroll company for certain employees of the Borrower;

(l)
arising under a finance lease, a capital lease or other agreement in connection with the acquisition of equipment and other items required for the business of the Borrower provided that the aggregate amount at any time outstanding in respect of such indebtedness is not greater than $15,000,000 (or its equivalent in any other currency);

(m)	arising in connection with corporate cash pooling activities between members of the Group or its Affiliates entered into in the ordinary course of business and on standard terms for such activities;

(n)	incurred with the prior written consent of the Lender; and

(o)	in addition to that specified in (a) to (n) above, provided that the aggregate of such Financial Indebtedness does not exceed $1,000,000 (or its equivalent in any other currency) at any time.

For the purposes of determining whether the monetary limit in this paragraph (o) has been exceeded any guarantee, indemnity or counter-indemnity obligation in respect of other forms of Financial Indebtedness falling within this paragraph (o) shall not be double-counted.

18.2	Arm's-length transactions

18.2.1
Subject to Clause 18.2.3, the Borrower shall not enter into any transactions with other Group Companies otherwise than on arm's-length terms (or terms more favourable to the Borrower than arm’s-length terms).

18.2.2
Subject to Clause 18.2.3, the Borrower shall not enter into any material transaction otherwise than on arm's-length terms (or terms more favourable than arm’s-length terms), save as otherwise expressly permitted by this Agreement.

18.2.3	Clauses 18.2.1 and 18.2.2 shall not apply to:

(a)	any loans permitted under Clause 18.8 (Loans);

(b)	any payments permitted under Clause 18.7 (Management fees);

(c)	arrangements, contracts and transactions with any other member of the Group or its Affiliates with the prior written consent of the Lender;

(d)	the provision of central administrative services for or by any member of the Group or its Affiliates or an Affiliate of the Guarantor;

(e)	fees, costs and expenses payable under the Finance Documents; and

        (f)   in the case of the Guarantor only, any other transaction.

18.3	Disposals

18.3.1
Subject to Clause 18.3.2, the Borrower shall not enter into a single transaction or a series of transactions (whether related or not), whether voluntary or involuntary and whether at the same time or over a period of time, to sell, lease, transfer, license or otherwise dispose of any asset.

18.3.2	Clause 18.3.1 does not apply to any sale, lease, transfer, license or other disposal:

(a)	made in the ordinary course of trading of the disposing entity, including any disposal of Diamonds pursuant to and in accordance with the GDT Marketing Agreement and the Offtake Agreement;

(b)	of assets in exchange for other assets comparable or superior as to type and value;

(c)	of obsolete or redundant vehicles, plant, machinery or equipment;

(d)	of cash for cash equivalent investments or to pay expenditures not otherwise prohibited by the Finance Documents;

(e)	of cash equivalent investments for cash or in exchange for other cash equivalent investments;

(f)	arising as a result of any Security or Quasi-Security permitted under Clause 18.4 (Negative pledge);

(g)	made with the prior written consent of the Lender;

(h)
of assets where the proceeds of such disposal are used within 12 Months of that disposal to purchase other assets or are contractually committed to be applied to purchase other assets within 12 Months and are so applied within 18 Months of receipt of the relevant proceeds of the disposal; and

(i)
of assets for cash where the lower of the market value and net consideration receivable (when aggregated with the lower of the market value and net consideration receivable for any other sale, lease, licence, transfer or other disposal by the Borrower not allowed under the preceding paragraphs) does not exceed $1,000,000 (or its equivalent in any other currency) per annum.

18.4	Negative pledge

18.4.1	In this Clause 18.4 Quasi-Security means an arrangement or transaction described in Clause 18.4.3 below.

18.4.2	Subject to Clause 18.4.4, the Borrower shall not create or permit to subsist any Security over any of its assets.

18.4.3	Subject to Clause 18.4.4, the Borrower shall not:

(a)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by the Borrower;

(b)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(c)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(d)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

18.4.4	Clauses 18.4.2 and 18.4.3 do not apply to any Security or (as the case may be) Quasi-Security, listed below:

(a)	any Security or Quasi-Security created pursuant to any Transaction Security Document;

(b)
any Security or Quasi-Security created to secure Permitted Financial Indebtedness under the SCB Facility or, provided that upon first drawdown under the ECIC Facility all Financial Indebtedness then outstanding under the SCB Facility is either (i) repaid or (ii) recharacterised as Financial Indebtedness outstanding under the ECIC Facility, the ECIC Facility;

(c)	any netting or set-off arrangement or cash pooling arrangement entered into by the Borrower in the ordinary course of its financing arrangements for the purpose of netting debit and credit balances;

(d)
any lien (including banker's and landlords' liens) or right of set-off arising by operation of law and in the ordinary course of trading or retention of title, hire purchase or conditional arrangements or arrangements having a similar effect in respect of goods supplied to the Borrower in the ordinary course of trading on the standard terms and conditions of any supplier;

(e)	any arrangement entered into by the Borrower to sell, transfer, dispose or discount receivables in the ordinary course of trading on terms acceptable to the Lender (acting reasonably);

(f)	any Security existing at the date of this Agreement which has been notified to the Lender in writing prior to the date of this Agreement;

(g)	any payment or close out netting or set-off arrangement pursuant to any Treasury Transaction or foreign exchange transaction permitted in accordance with Clause 18.1 (Financial Indebtedness);

(h)	any Security or Quasi-Security over or affecting any asset acquired after the date of this Agreement if:

(i)	the Security or Quasi-Security was not created in contemplation of the acquisition of that asset;

(ii)	the principal amount secured has not been increased in contemplation of or since the acquisition of that asset; and

(iii)	the Security or Quasi-Security is removed or discharged within [6 Months] of the date of acquisition of such asset;

(i)
any Security or Quasi-Security arising as a consequence of any finance or capital lease permitted pursuant to paragraph (l) of Clause  18.1 (Financial Indebtedness) provided that the only assets subject to such Security or Quasi-Security are the assets which are the subject of such finance or capital lease;

(j)	any Security granted in favour of any member of an Obligor that ranks behind the Transaction Security provided that such Security is subordinated to any unsecured claims of the Lender;

(k)	any Security arising as a result of an order for costs in legal proceedings;

(l)	any Security or Quasi-Security over any rental deposit granted to the holders of the freehold or leasehold interest in real property;

(m)	any Security arising with respect to any Tax claims that are being contested in good faith and for which adequate reserves have been maintained in accordance with IFRS;

(n)	any Security or Quasi Security created with the prior written consent of the Lender;

(o)
any Security or Quasi Security created in connection with a sale, lease, licence, transfer or other disposal permitted by the terms of this Agreement or over escrow accounts (or amounts standing to the credit thereof); or

(p)
any Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security given by the Borrower other than any permitted under paragraphs (a) to (o) above) does not exceed $1,000,000 (or its equivalent in any other currency).

18.5	Merger

The Borrower shall not enter into any amalgamation, demerger, merger or corporate reconstruction or any joint venture or partnership agreement, without the prior written consent of the Lender (such consent not to be unreasonably withheld).

18.6	Change of business

The Borrower shall ensure that no substantial change is made to the general nature of its business from that carried on at the date of this Agreement.

18.7	Management fees

The Borrower may only pay to the Guarantor or any Affiliate of the Guarantor annual management fees if:

(a)	the First Repayment Date has occurred, and after that date such fees are paid on the anniversary of such date;

(b)
such management fees represent no more than one per cent. of the annual turnover of the Borrower per annum (for the avoidance of doubt, on and from the First Repayment Date there shall be no restriction on the Borrower distributing accrued management fees from previous Financial Years provided that no Default has occurred and is continuing); and

(c)
at the time of payment, no Default has occurred and is continuing and all scheduled payments of interest and repayments of principal, together with all costs and expenses due and unpaid at that time, in respect of the Facility have been paid in full.

18.8	Loans

The Borrower shall not make any loans or grant any credit to or for the benefit of any person, other than:

(a)	in the normal course of its day-to-day trading activities;

(b)	Permitted Financial Indebtedness;

(c)	a loan made or credit granted to any person with the consent of the Lender; and

(d)	a loan made to an employee or director of any member of the Group or its Affiliates where such loan does not, when aggregated with all other such loans, exceed $250,000 at any time.

19	Events of Default

Each of the events or circumstances set out in this Clause 19.1 (Events of Default) is an Event of Default (save for Clause 19.19 (Acceleration)).

19.1	Non-payment

The Borrower does not pay on the due date any amount payable pursuant to a FinanceDocument at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by:

(i)	administrative or technical error; or

(ii)	a Disruption Event; and

(b)	payment is made within 3 Business Days of its due date.

19.2	Other obligations

An Obligor or GDT does not comply with any provision of the Finance Documents (other than those referred to in Clause 19.1 (Non-payment)) unless:

(a)	the failure to comply is capable of remedy; and

(b)
is remedied within 15 Business Days of the earlier of the Lender giving notice to the Borrower or the relevant Obligor or GDT (as appropriate) becoming aware of the failure to comply provided that an additional 5 Business Days remedy period shall be permitted if the relevant Obligor or GDT (as appropriate) has taken all reasonable steps available to it during the initial 15 Business Day period to remedy such failure and the additional 5 Business Days would not prejudice the Lender's ability to enforce their material rights under the Finance Documents.

19.3	Misrepresentation etc.

Any representation, warranty or statement made or given or deemed to be made or given by any Obligor or GDT in the Finance Documents is or proves to have been incorrect or misleading in any material respect when made or deemed to be made unless the underlying circumstances (if capable of remedy) are remedied within 15 Business Days of the earlier to occur of the date the Lender giving notice to the relevant Obligor or GDT (as appropriate) becoming aware of the failure to comply provided that an additional 5 Business Days remedy period shall be permitted if the relevant Obligor or GDT (as appropriate) has taken all reasonable steps available to it during the initial 15 Business Day period to remedy the underlying circumstances and the additional 5 Business Days would not prejudice the Lender's ability to enforce their material rights under the Finance Documents.

19.4	Cross acceleration

19.4.1	The Financial Indebtedness of BSGR Diamonds Ltd under the SCB Facility is declared to be or otherwise becomes due and payable before its specified maturity.

19.4.2	The Financial Indebtedness of the Borrower under the ECIC Facility is declared to be or otherwise becomes due and payable before its specified maturity.

19.4.3
No Event of Default will occur under this Clause 19.4 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within Clauses 19.4.1, is less than US$5,000,000 (or its equivalent in any other currency or currencies).

19.5	Insolvency

19.5.1
Subject to Clause 19.5.2, any Obligor or GDT is unable or admits inability to pay its debts as they fall due or suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

19.5.2
For the purposes of Clause 19.5.1 and s.123 of the Insolvency Act 1986 or its equivalent under the laws of any Relevant Jurisdiction, the amounts of statutory demands shall be deemed to be of an amount that would reasonably be expected to have a Material Adverse Effect.

19.5.3	A moratorium or other similar protection from its creditors is declared or imposed in respect of any indebtedness of any Obligor or GDT.

19.6	Insolvency proceedings

19.6.1	Any corporate action, legal proceedings or other formal legal procedure or step is taken in relation to:

(a)
the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, judicial management, provisional supervision or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor or GDT, other than a solvent liquidation or reorganisation of any Obligor or GDT;

(b)
a composition, compromise, assignment or arrangement with any creditor of any Obligor or GDT (other than with a Group Company or Affiliate where the obligations owed to the Lender and the Transaction Security are not prejudiced);

(c)
the appointment of a liquidator (other than in respect of a solvent liquidation of any Obligor or GDT), receiver, trustee, judicial manager, administrator, administrative receiver, compulsory manager, provisional supervisor or other similar officer in respect of any Obligor or GDT or any of its respective assets;

(d)
enforcement of any Security over any assets of any Obligor or GDT having an aggregate value or effect as specified at Clause 19.6.2 (or its equivalent in another currency) and is not discharged within 30 days;

(e)	expropriate, attach, sequestrate, distress or execute any asset or assets of any Obligor or GDT having an aggregate value or effect as specified at Clause 19.6.2 and is not discharged within 30 days;

(f)	saisie proceedings are outstanding in respect of any realty of the Guarantor in Guernsey in respect of an aggregate value or effect as specified at Clause 19.6.2 and is not discharged within 30 days;

(g)	the commencement of proceedings towards the making of a declaration that the affairs of the Guarantor are "en desastre" (or the making of such a declaration); or

(h)
any steps being taken towards the making of an application for a preliminary vesting order in saisie proceedings in Guernsey in respect of any realty of the Guarantor (or the making of such a preliminary vesting order) having an aggregate value or effect as specified at Clause 19.6.2 and is not discharged within 30 days, or any analogous procedure or step is taken in any jurisdiction.

19.6.2
No Event of Default shall occur under Clause 19.6.1(d) or 19.6.1(e) and, in respect of the Guarantor only, 19.6.1(f) or 19.6.1(h) if such corporate action, legal proceedings or other formal legal procedure would not reasonably be expected to have a Material Adverse Effect.

19.6.3	No Event of Default shall occur under this Clause 19.6 in connection with any winding-up petition which is frivolous or vexatious if:

(a)	the relevant Obligor or GDT promptly notifies the Lender of such petition; and

(b)	demonstrates to the satisfaction of the Lender that it is taking all necessary steps to discharge, stay or dismiss such petition,

and which is, in any event, discharged, stayed or dismissed within 30 days of commencement.

In respect of the Guarantor only, "commencement" of a winding-up petition as used in this Clause 19.6.3 shall mean the date of submission to the court of a winding-up petition.

19.7	Judgments

An Obligor fails to comply with or pay any sum due from it under any final judgement or any final order made or given by a court of competent jurisdiction and such failure would reasonably be expected to have a Material Adverse Effect.

19.8	Cessation of business

The Borrower suspends, ceases or threatens to suspend or cease to carry on all or a substantial part of its business save where the prior consent of the Lender has been obtained by the Borrower for such cessation of business.

19.9	Unlawfulness

It is or becomes unlawful for any Obligor or GDT to perform any of its material obligations under the Finance Documents.

19.10	Repudiation

Any Obligor or GDT repudiates a Finance Document or a decision in writing of the board of directors of the relevant Obligor or GDT evidences an intention to repudiate a Finance Document.

19.11	Finance Documents and guarantees

Subject to the applicable Legal Reservations, any Finance Document is not (or is claimed by any Obligor or GDT not to be) in full force and effect.

19.12	Rescission of Finance Documents

Any Obligor or GDT rescinds or purports to rescind any Finance Document in whole or in part where to do so has, or would reasonably be expected to have, a Material Adverse Effect, provided that any purported rescission is evidenced by a decision of the relevant Obligor or GDT's board of directors or an action or a course of conduct by a director (acting with the authority of the board of directors in such respect) of the relevant Obligor or GDT.

19.13	Loss of Mineral Rights, Mining Lease or the Mining Lease Agreement

19.13.1
Either of the Mineral Rights held by the Borrower in connection with the Koidu Project, the Mining Lease or the Mining Lease Agreement is revoked or otherwise ceases to be in full force and effect or is materially restricted and such revocation, ceasing to be in full force and effect, or material restriction has, or would have, a Material Adverse Effect.

19.13.2
No Event of Default will occur under this Clause 19.13 if the revocation, or ceasing to be in full force and effect, of the Mining Lease or Mining Lease Agreement is capable of remedy and is remedied within 60 Business Days.

19.14	Creditors' process

19.14.1
The authority or ability of the Borrower to conduct its business is wholly or substantially curtailed by any seizure, expropriation, nationalisation of all or a material part of the assets or shares of the Borrower or the Mining Operations which has, or would have, a Material Adverse Effect.

19.14.2
Any step is taken by a person having relevant jurisdiction that could reasonably be seen as likely to result in the regulation or limitation of, or the assertion of any form of administrative control over, the rate or price at which the Diamonds produced from the Mining Operations may be sold or marketed which has, or would have, a Material Adverse Effect.

19.15	Abandonment and suspension

19.15.1	The Mining Operations are abandoned or cancelled in whole or in any material part.

19.15.2	The Mining Operations are (for any reason) suspended for a continuous period of 180 days or more and such suspension has, or would have, a Material Adverse Effect.

19.16	Loss or destruction

All or a substantial part of the Koidu Kimberlite Mine is damaged or destroyed and such damage or destruction has, or would have, a Material Adverse Effect (after taking into account the ability of the Group to reinstate the Koidu Kimberlite Mine whether through utilisation of the proceeds of insurance or otherwise).

19.17	Material adverse change

Any event or series of events occurs which has or would reasonably be expected to have a Material Adverse Effect.

19.18	Termination of material contracts

19.18.1	The Offtake Agreement is terminated by the Lender in accordance with clause 4.2 of the Offtake Agreement.

19.18.2	The GDT Marketing Agreement is terminated save where equivalent arrangements are implemented between the Borrower and GDT or any other Affiliate of the Borrower within 20 Business Days.

19.19	Acceleration

Subject to the terms of the Intercreditor Agreement, on and at any time after the occurrence of an Event of Default which is continuing the Lender may by notice to the Borrower:

(a)	cancel the Total Commitments whereupon they shall immediately be cancelled;

(b)
declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

(c)	declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Lender; and/or

(d)	exercise any or all of its rights, remedies, powers or discretions under the Finance Documents,

provided that the Lender shall not take any of the actions referred to in paragraphs (a) to (d) (inclusive) (above) if (i) the Event of Default which has occurred and is continuing is solely one set out in Clauses 19.2 (Other obligations), 19.3 (Misrepresentation. etc.), 19.4 (Cross acceleration), 19.7 (Judgments) or 19.17 (Material adverse change) provided such delay in taking any such action would not have any of the effects referred to in sub-paragraphs (i) to (vi) of Clause 29.2 and (ii) the Agent (as defined in the SCB Facility) has not served a notice in accordance with clause 27.20 (Acceleration) of the SCB Facility or, following the entry into of the ECIC Facility, the Agent (as defined in the ECIC Facility) has not served a notice in accordance with equivalent acceleration provisions under the ECIC Facility.

20	Further Assurance

At the time the ECIC Facility is entered into, the Lender agrees to negotiate in good faith to enter into the Intercreditor Agreement substantially reflecting the terms and conditions set out in the Cooperation Agreement and any variations and additions thereto as may be agreed in writing between the parties to the ECIC Facility, the Borrower and the Lender.

Section 9  - Changes to Parties

21	Changes to the Lender

21.1	Transfers by the Lender

21.1.1
The Lender (the Existing Lender) may transfer by novation all (but not part) of its rights and obligations under the Finance Documents to any of its Affiliates (the New Lender) provided that such transfer does not result in any additional costs becoming due from the Borrower under the Finance Documents (to the extent such additional costs would not have become due if the relevant transfer had not occurred) including in connection with any requirement following such transfer to re-execute or amend the Transaction Security in favour of the New Lender and any stamp duty, registration tax or other similar Tax which may be payable in respect of such Transaction Security.

21.1.2	A transfer by the Lender will only be effective to the extent the Existing Lender and the New Lender execute a Transfer Certificate.

21.1.3	Other than to the extent set out in Clause 21.1.1, the Lender shall not assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

21.2	Procedure for transfer

21.2.1	A transfer is effected in accordance with Clause 21.2.2 when the Existing Lender and the New Lender deliver to the Borrower a duly completed and executed Transfer Certificate.

21.2.2	On the Transfer Date:

(a)
to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights and obligations against one another under the Finance Documents shall be cancelled (being the Discharged Rights and Obligations);

(b)
each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender; and

(c)	the New Lender shall become a Party as the Lender.

22	Changes to the Obligors

22.1	Assignment and transfers by Obligors

22.1.1	No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents, save for any transfers or assignment by the Borrower:

(a)	to one of its Affiliates provided that:

(i)	no

(aa)	corporate action, legal proceeding or other procedure or step described in paragraphs (a) to (d) of Clause 19.6 (Insolvency proceedings); or

(bb)	creditors' process described in Clause 19.14 (Creditors' process),

   has been taken in relation to that Affiliate; and

(ii)	none of the circumstances described in Clause 19.5 (Insolvency) applied to that Affiliate,

             in each case at the time of that assignment or transfer; and

(b)	with the prior consent of the Lender, such consent not to be unreasonably withheld or delayed.

Section 10  - Administration

23	Payment mechanics

23.1	Payments to the Lender

23.1.1
On each date on which an Obligor is required to make a payment under a Finance Document, that Obligor shall make the same available to the Lender for value on the due date at the time and in such funds specified by the Lender as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

23.1.2	Payment shall be made to such account and with such bank as the Lender specifies.

23.2	Partial payments

If the Lender receives or recovers a payment against amounts due in respect of any Finance Document that is insufficient to discharge all the amounts then due and payable by an Obligor under that Finance Document, the Lender shall apply that payment towards such obligations of that Obligor or under the Finance Documents as the Lender may determine in its sole discretion.

23.3	No set-off by the Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

23.4	Business Days

23.4.1
Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

23.4.2	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

23.5	Currency of account

23.5.1	Subject to Clauses 23.5.2 and 23.5.3, the US Dollar is the currency of account and payment for any sum due from any Obligor under any Finance Document.

23.5.2	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

23.5.3	Any amount expressed to be payable in a currency other than US Dollars shall be paid in that other currency.

23.6	Change of currency

23.6.1	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(a)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Lender (acting reasonably and after consultation with the Borrower); and

(b)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Lender (acting reasonably).

23.6.2
If a change in any currency of a country occurs, this Agreement will, to the extent the Lender (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the London interbank market and otherwise to reflect the change in currency.

24	Set-off

Subject to the terms of the Intercreditor Agreement, the Lender may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by the Lender) against any matured obligation owed by the Lender to that Obligor, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

25	Notices

25.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

25.2	Addresses

25.2.1
The address and fax number and/or email address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Obligors and the Original Lender that identified with their respective names in Clause 25.2.2; and

(b)	in the case of any New Lender, that notified in writing to the Borrower on or before the date on which it becomes a Party,

   or any substitute address or fax number and/or email address or department or officer as the Party may notify to the other Parties by not less than 5 Business Days' notice.

25.2.2	The addresses referred to in Clause 25.2.1 are as follows:

(a)	The Borrower:

Address:	C/o Onyx Financial Advisors SA, PO Box 1002, 1211 Geneva 5, Switzerland

Attention:                                Sandra Merloni-Horemans/The Company Secretary

Facsimile:                                +41 22 788 00 24

With a copy sent to:

Address:	BSG Resources Limited, West Wing, Frances House, Sir William Place, St Peter Port, Guernsey, GY1 1GX.

Attention:                              David M Clark

Facsimile:                                +44 1481 812 020

(b)	The Guarantor:

Address:	C/o Onyx Financial Advisors SA, PO Box 1002, 1211 Geneva 5, Switzerland

Attention:                             Sandra Merloni-Horemans/The Company Secretary

Facsimile:                            +41 22 788 00 24

With a copy sent to:

Address:	BSG Resources Limited, West Wing, Frances House, Sir William Place, St Peter Port, Guernsey, GY1 1GX.

Attention:                          David M Clark

Facsimile:                         +44 1481 812 020

(c)	The Lender:

Address:	Laurelton Diamonds, Inc., Schupstraat 9-11, Bus 113, B-2018, Antwerp, Belgium

Attention:	Managing Director

Email:	andrew.hart@tiffany.com / mark.hanna@laureltondiamonds.com

With a copy sent to:

Address:	Tiffany & Co., Legal Department, 600 Madison Avenue, New York, NY10022, U.S.A.

Attention:	Patrick B. Dorsey

Email:	Patrick.Dorsey@Tiffany.com

25.3	Delivery

25.3.1	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(a)	if by way of fax, when received in legible form; or

(b)
if by way of letter, (i) when it has been left at the relevant address or (ii) 2 Business Days (or, in the case of airmail, 5 Business Days) after being deposited in the post postage prepaid (or, as the case may be, airmail postage prepaid), in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 25.2 (Addresses), if addressed to that department or officer.

25.3.2	The Borrower may make and/or deliver, in its capacity as Guarantor's Agent, notices and/or requests on behalf of the Guarantor.

25.3.3	Any communication or document made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

25.4	Notification of address and fax number

Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to Clause 25.2 (Addresses) or changing its own address or fax number, the Lender shall notify the other Parties.

25.5	English language

25.5.1	Any notice given under or in connection with any Finance Document must be in English.

25.5.2	All other documents provided under or in connection with any Finance Document must be:

(a)	in English; or

(b)
if not in English, and if so required by the Lender, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

26	Calculations and certificates

26.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by the Lender are prima facie evidence of the matters to which they relate.

26.2	Certificates and determinations

Any certification or determination by the Lender of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

26.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the London interbank market differs, in accordance with that market practice.

27	Partial invalidity

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

28	Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of the Lender or Secured Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in the Finance Documents are cumulative and not exclusive of any rights or remedies provided by law.

29	Amendments and waivers

29.1
Subject to clause 29.2, any term of a Finance Document may be amended or waived only with the written consent of the Lender and the Borrower and any such amendment or waiver will be binding on all Parties.

29.2
If, at any time prior to the full and final discharge to the satisfaction of the Agent (as defined in each of the SCB Facility and the ECIC Facility) of all liabilities under the Finance Documents (as defined in each of the SCB Facility and the ECIC Facility), the Lenders (as defined in each of the SCB Facility and the ECIC Facility) give any consent, approval, waiver or agreement to any waiver or amendment in respect of the Finance Documents (as defined in each of the SCB Facility and the ECIC Facility) then the Lender will (or will be deemed to):

(a)	give a corresponding consent, approval, waiver or agreement in equivalent terms in relation to each of the relevant Finance Documents; and

(b)	do anything (including executing any document) that the Borrower may reasonably require to give effect to paragraph (a) of this Clause 29.2,

unless such consent, approval, waiver or agreement:

(i)
is, or it reasonably likely to be, materially more prejudicial to the rights or interests of the Lender under this Agreement or the Transaction Security than it would be to the rights and interests of the Lender(s) under (and as defined in) the SCB Facility or the ECIC Facility (as applicable) or the Transaction Security (as defined in the SCB Facility and the ECIC Facility);

(ii)	prejudices or is reasonably likely to prejudice in any material way the validity, effect, perfection, priority or scope of the Transaction Security;

(iii)	varies or is reasonably likely to vary in any way the amount or maturity date of any amount payable under this Agreement;

(iv)
reduces or is reasonably likely to reduce in any material way the quantum of rough diamonds becoming Final Recovery Diamonds (as defined in the Cooperation Agreement) in the manner contemplated by the Cooperation Agreement or the quantum of Final Recovery Diamonds becoming subject to the Transaction Security;

(v)	results, or is reasonably likely to result, in a cessation of operations of the Koidu Kimberlite Mine; or

(vi)	prejudice in any material way any Guaranteed Political Risk Insurance.

30	Confidentiality

30.1	Confidential Information

The Lender agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 30.2 (Disclosure of Confidential Information), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

30.2	Disclosure of Confidential Information

The Lender may disclose:

(a)
to any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as the Lender shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)
to (or through) whom it assigns or transfers (or may potentially assign or transfer) all of its rights and/or obligations under the Finance Documents and to any of that person's Affiliates, Representatives and professional advisers;

(ii)
to whom information is required or requested to be disclosed by any court of competent jurisdiction or governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(iii)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(iv)	who is a Party; or

(v)	with the consent of the Borrower;

in each case, such Confidential Information as the Lender shall consider appropriate if:

(aa)
in relation to Clauses 30.2(b)(i) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information; and

(bb)
in relation to Clauses 30.2(b)(ii) or (iii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Lender, it is not practicable so to do in the circumstances.

30.3	Inside information

The Lender acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Lender undertakes not to use any Confidential Information for any unlawful purpose.

30.4	Notification of disclosure

The Lender agrees (to the extent permitted by law and regulation) to inform the Borrower:

(a)	of the circumstances of any disclosure of Confidential Information made pursuant to Clause 30.2(b); and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 30 (Confidentiality).

30.5	Continuing obligations

The obligations in this Clause 30 (Confidentiality) are continuing and, in particular, shall survive and remain binding on the Lender for a period of twelve Months from the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available.

30.6	Public Announcements

Each party hereto shall obtain the prior written consent of each other party hereto to the form and content of any public announcement to be made to any stock exchange or any other person in connection with the parties' entry into of this Agreement, the other Finance Documents and the Offtake Agreement; provided that nothing contained in this Clause 30.6 shall restrain any party hereto from complying with applicable law or the rules and policies of any applicable securities regulatory authorities or stock exchange.

31	Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

Section 11  - Governing law and enforcement

32	Governing law

English law governs this Agreement, its interpretation and any non-contractual obligations arising from or connected with it.

33	Arbitration

Any dispute, controversy or claim arising out of or relating to (1) this Agreement, (2) the breach, termination or invalidity thereof or (3) any non-contractual obligations arising out of or in connection with this Agreement shall be settled by arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce as at present in force.  There shall be three arbitrators and the parties agree that one arbitrator shall be nominated by the Borrower with respect to the Borrower and/or the Guarantor and one by the Lender for confirmation by the ICC Court in accordance with the ICC Rules.  The third arbitrator, who shall act as the chairman of the tribunal, shall be nominated by agreement of the two party-appointed arbitrators within fourteen days of the confirmation of the appointment of the second arbitrator, or in default of such agreement, appointed by the ICC Court.  The seat and place of arbitration shall be London, England and the English language shall be used throughout the arbitral proceedings.  The parties hereby waive any rights under the Arbitration Act 1996 or otherwise to appeal any arbitration award to, or to seek determination of a preliminary point of law by, the courts of England.  This Clause 33 shall not apply to any Transaction Security Document or constrain the Lender from exercising any right or remedy under any Transaction Security Document if the Lender determines, in good faith, that an Event of Default has occurred and it is entitled to exercise such right or remedy, whether or not the Borrower or the Guarantor alleges there is any dispute, controversy or claim arising out of or relating thereto.

Executed as a deed and delivered on the date appearing at the beginning of this Agreement.

Schedule 1  - Conditions precedent

The documents and other evidence referred to in Clause 4.1 (Initial conditions precedent) are as follows:

1	Obligors and GDT

Certified Copies of each of the following:

1.1	The certificate of incorporation (and any relative certificate of incorporation on change of name) of each Obligor and GDT.

1.2	The memorandum and articles of association of the Borrower and GDT.

1.3	The memorandum and articles of incorporation of the Guarantor.

1.4	The minutes or unanimous written resolutions of a meeting of the board of directors of each Obligor and GDT (including the resolutions passed at that meeting):

(a)	approving and authorising the execution, delivery and performance of each Finance Document to which it is to be a party on the terms and conditions of those Finance Documents;

(b)
showing that the relevant board meeting was quorate, that due consideration was given by all the relevant directors present of the relevant Obligor's or GDT's liabilities arising under those documents and that all declarations of interest required in connection with any Finance Document to which it is to be a party were made;

(c)
resolving that the transactions contemplated by the Finance Documents to which the relevant Obligor, or GDT, is party would be, most likely to promote the success of the Borrower, or as applicable, in the best interests of that Obligor, or GDT, for the benefit of its members as a whole; and

(d)
authorising any director or specified person or persons whose name and specimen signature is set out in those minutes (or which shall be set out in the certificates specified at paragraphs 1.5 and 1.6 of this Schedule) to sign or otherwise attest the execution of those Finance Documents and any other documents to be executed or delivered pursuant to those Finance Documents.

1.5
A certificate of each Obligor (signed by a director or authorised signatory of that Obligor) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on that Obligor to be exceeded.

1.6
A certificate of an authorised signatory of each Obligor and GDT certifying that each copy document relating to it specified in this Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

1.7	The register of directors of the Guarantor.

1.8	A certificate from the registered agent of each of the Borrower and GDT attaching registers of directors and shareholders and any registers of charges.

1.9	Evidence that the Borrower has applied to the Corporate Affairs Commission for a certificate of registration under the Companies Act 2009 of Sierra Leone.

2	Finance Documents

Each of the following documents, duly executed by the Parties thereto:

(a)	this Agreement;

(b)	the Sierra Leone Security Agreement;

(c)	the Offtake Agreement; and

(d)	the Cooperation Agreement.

3	Original non-security other documentation, etc.

3.1	A legal opinion of Barker Adams in the British Virgin Islands, legal advisers to the Lender in the British Virgin Islands, in form and substance satisfactory to the Lender (acting reasonably).

3.2	A legal opinion of Ogier in Guernsey, legal advisers to the Lender in Guernsey, in form and substance satisfactory to the Lender (acting reasonably).

3.3	A legal opinion of Basma & Macaulay in Sierra Leone, legal advisers to the Lender in Sierra Leone, in form and substance satisfactory to the Lender (acting reasonably).

3.4	The Original Financial Statements.

3.5	A certificate of each Overseas Obligor (signed by a director or authorised signatory of that Overseas Obligor):

(a)
confirming that the Overseas Obligor is not an “overseas company that is registered” within the meaning of Part 3 of The Overseas Companies (Execution of Documents and Registration of Charges) Regulations 2009; or

(b)	attaching (and certifying as true and complete) copies of all documents (if any) delivered to the Registrar of Companies in relation to that Overseas Obligor under:

(i)	Part 2 (Initial registration of particulars) or Part 3 (Alteration in registered particulars) of The Overseas Companies Regulations 2009; or

(ii)	section 1048 of the Act.

4	Original security documentation

4.1           Evidence of requisite payment provided from the Borrower to the Lenders' Sierra Leone counsel for fifty per cent. (50%) of the:

(a)	stamp duty payable in respect of the Sierra Leone Security Agreement, together with registration fees relating to the Sierra Leone Security Agreement; and

(b)	registration fees in respect of registration of the Sierra Leone Security Agreement in the Office of the Registrar-General; the Corporate Affairs Registry/Companies Registry.

Schedule 2  – Utilisation Request

Part 1 - Utilisation Request

From:       Koidu Holdings S.A.

To:           the Lender

Dated: **

Dear Sirs

Koidu Holdings S.A. – US$50,000,000 facility agreement dated **                     (the Agreement)

1	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2	We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	** (or, if that is not a Business Day, the next Business Day)
Amount:	** or, if less, the Available Facility
Interest Period:	**
3	[We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.]

4	[We confirm that the aggregate amount of the utilisations outstanding under the SCB Facility on the proposed Utilisation Date referred to in paragraph 2 is US$[●].]1

5	The proceeds of this Loan should be credited to [account].

Yours faithfully

…………………………………

authorised signatory for
Koidu Holdings S.A.

1 To be included in any Utilisation Request issued prior to implementation of the ECIC Facility.

Schedule 3  - Timetables

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request) or a Selection Notice (Clause 9.1 (Selection of Interest Periods))	11.00 a.m. (London time) on the 3rd Business Day before the Utilisation Date
LIBOR is fixed (Clause 1.1 Definition of LIBOR)	Interest rate is to be determined by reference to LIBOR

Schedule 4 – Form of Transfer Certificate

To:           Koidu Holdings S.A. as the Borrower

From:                      **                     (the Existing Lender) and **                     (the New Lender)

Dated: **

Koidu Holdings S.A. – US$50,000,000 facility agreement dated **                     (the Agreement)

1
We refer to the Agreement.  This is a Transfer Certificate.  Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2	We refer to Clause 21.2 of the Agreement (Procedure for transfer):

(a)
The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all of the Existing Lender's Commitment, rights, interests and obligations under the Finance Documents in accordance with Clause 21.2.

(b)	The proposed Transfer Date is ** .

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 25.2 (Addresses) are:

[Facility Office address, fax number and attention details for notices and account details for payments,]

3	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

4	English law governs this Transfer Certificate, its interpretation and any non-contractual obligations arising from or connected with it.

5	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

[Existing Lender]	[New Lender]
By:	By:

Execution Pages

The Borrower

EXECUTED and DELIVERED as a Deed by Koidu Holdings S.A. acting by its duly authorised director, Margali Management Corp., acting by its duly authorised representative	) ) ) ss ) )

The Guarantor

SIGNED as a Deed by for and on behalf of BSG Resources Limited acting by its duly authorised director(s) ss David Michael Clark …………………………………………………….Director …………………………………………………….Director	) ) ) ss ) )

The Original Lender

SIGNED by James N. Fernandez, Director for and on behalf of Laurelton Diamonds, Inc.	) ) ) ss )